UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The St. Paul Travelers Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE ST. PAUL TRAVELERS COMPANIES, INC.

385 Washington Street, St. Paul, MN 55102

Telephone (651) 310-7911

March 17, 2006

Dear Fellow Shareholders:

Please join us for our Annual Meeting of Shareholders on Wednesday, May 3, 2006, at 10:30 a.m. (Central Daylight Time) at the Company’s office at 385 Washington Street, Saint Paul, Minnesota.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

Your vote is important. Whether you own a few shares or many, it is important that your shares be represented. You may vote your shares by internet, by telephone, by completing, signing and promptly returning the proxy card in the envelope provided or by attending the Annual Meeting and voting in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Jay S. Fishman
Chairman of the Board, Chief Executive Officer and President

PROXY VOTING METHODS

If at the close of business on March 8, 2006, you are a shareholder of record or hold shares through a St. Paul Travelers benefit or compensation plan or a broker or bank, you may vote your shares by proxy through the internet, by telephone, by mail, or in person at the Annual Meeting. Please help us save administrative and postage costs by voting through the internet or by telephone. Each proxy voting method is available 24 hours a day. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 2, 2006 to be counted, and you may revoke your proxies at the times and in the manners described on page 4 of the Proxy Statement.

Votes of shares held through a St. Paul Travelers benefit or compensation plan, however, must be received by 11:59 p.m. (Eastern Daylight Time) on April 28, 2006. Those votes cannot be changed or revoked after that time, and those shares cannot be voted in person at the Annual Meeting.

To vote by proxy:

BY INTERNET

•       Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

•       Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•       From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

•       Have your proxy card in hand when you call and then follow the simple recorded instructions.

BY MAIL

•       Mark your selections on the proxy card.

•       Date and sign your name exactly as it appears on your proxy card.

•       Mail the proxy card in the enclosed postage-paid envelope.

•       Mailed proxy cards must be received no later than May 2, 2006 to be counted before the Annual Meeting. Proxy cards voting shares held through a St. Paul Travelers benefit or compensation plan, however, must be received no later than April 28, 2006 to be counted before the Annual Meeting.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

THE ST. PAUL TRAVELERS COMPANIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Wednesday, May 3, 2006
PLACE	The St. Paul Travelers Companies, Inc. 385 Washington Street Saint Paul, Minnesota 55102
ITEMS OF BUSINESS	1.	To elect 11 directors.
	2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006.
	3.	To consider a shareholder proposal relating to the vote required to elect directors, if presented at the Annual Meeting.
	4.	To consider a shareholder proposal relating to political contributions, if presented at the Annual Meeting.
	5.	To consider such other business as may properly come before the Annual Meeting and any adjournment thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 8, 2006.
VOTING BY PROXY

To ensure your shares are voted, you may vote your shares over the internet or by telephone, or by completing, signing and promptly returning the enclosed proxy card in the envelope provided.  Internet and telephone voting procedures are described on the preceding page, in the Questions and Answers section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Bruce A. Backberg
Senior Vice President and
Corporate Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about March 17, 2006.

TABLE OF CONTENTS

General Information	1
Item 1—Election of Directors	5
Nominees for Election as Directors	6
Committees of the Board and Meetings	12
Audit Committee	12
Executive Committee	13
Investment and Capital Markets Committee	13
Compensation Committee	13
Governance Committee	14
Risk Committee	14
Non-Employee Director Compensation	15
Retainer and Fees	15
Deferred Stock Awards	15
Stock Options	16
Director Deferral Plan	16
Legacy Directors’ Charitable Award Program	16
Mr. Lipp’s 2005 Compensation	16
Governance of Your Company	16
Governance Guidelines	17
Code of Business Conduct and Ethics	17
Stock Ownership Targets	17
Director Age Limit	18
Director Independence and Independence Determinations	18
Executive Sessions	18
Board and Committee Evaluations	18
Shareholder Communications	19
Annual Meeting of Shareholders	19
Compensation Committee Interlocks and Insider Participation	19
Certain Relationships and Related Transactions	19
Certain Litigation Matters	20
Item 2—Ratification of Independent Registered Public Accounting Firm	20
Audit and Non-Audit Fees	21
Report of the Audit Committee	22
Item 3—Shareholder Proposal Relating to the Vote Required to Elect Directors	23
Item 4—Shareholder Proposal Relating to Political Contributions	24
Report of the Compensation Committee and the Executive Compensation Subcommittee on Executive Compensation	26
Program Objectives	26
Program Elements	26
2005 Performance Awards	27
Long-Term Incentive Compensation	27
Deferred Compensation Plan	28
Other Benefits	28
Deductibility of Compensation	29
Compensation of the Chief Executive Officer	29
Compensation of the Other Named Executive Officers	30
Executive Stock Ownership Policy	30
Summary Compensation Table	32
Company Security Policies and Valuation of Company Aircraft and Car and Driver Usage	34
Stock Options	35

TABLE OF CONTENTS (Continued)

Stock Options Granted in 2005	35
2005 Option Grants Table	36
2005 Option Exercises and Values Table	37
Pension Benefits	37
Employment Contracts	39
Shareholder Return Performance Graph	41
Share Ownership Information	42
5% Owners	42
Stock Ownership of Directors and Executive Officers	43
Section 16(a) Beneficial Ownership Reporting Compliance	45
Shareholder Proposals for 2007 Annual Meeting	45
Householding of Proxy Materials	45
Other Business	45
Annex A—Audit Committee Charter	A-1
Annex B—Governance Guidelines	B-1

THE ST. PAUL TRAVELERS COMPANIES, INC.

385 Washington Street
Saint Paul, Minnesota 55102
Telephone: 651-310-7911

PROXY STATEMENT
Annual Meeting of Shareholders
May 3, 2006
10:30 a.m. (Central Daylight Time)

We are providing these proxy materials in connection with the solicitation by the Board of Directors of The St. Paul Travelers Companies, Inc. (“Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on May 3, 2006 (“Annual Meeting”), and at any adjournment of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

GENERAL INFORMATION

What am I voting on?

There are four proposals scheduled to be voted on at the meeting:

•       Election of 11 directors;

•       Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006;

•       Shareholder proposal relating to the vote required to elect directors, if presented at the Annual Meeting; and

•       Shareholder proposal relating to political contributions, if presented at the Annual Meeting.

Who is entitled to vote?

Shareholders as of the close of business on March 8, 2006 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 695,987,515 shares of common stock and 449,971 shares of Series B convertible preferred stock outstanding. The holders of common stock and Series B convertible preferred stock vote as one class on all matters at the Annual Meeting. Each share of Series B convertible preferred stock is entitled to eight votes. You have one vote for each share of common stock you held as of the close of business on the Record Date, including shares:

•       Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”);

•       Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares;

•       Credited to your account in the Company’s 401(k) Savings Plan; and

•       Held for you by the Company as restricted shares (whether vested or non-vested) under any of the Company’s stock incentive plans.

What constitutes a quorum?

A majority of the aggregate voting power of the shares of common stock and Series B convertible preferred stock entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (see below) also are counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 695,987,515 shares of the Company’s common stock and 449,971 shares of the Company’s Series B convertible preferred stock were outstanding. Each share of common stock is entitled to one vote, and each share of Series B convertible preferred stock is entitled to eight votes. Therefore, a total of 699,587,283 votes are eligible to be cast at the Annual Meeting. Cumulative voting in the election of directors is not permitted.

How many votes are required to approve each proposal?

Directors are elected by a plurality vote. Each of the other proposals requires the affirmative vote of the greater of (i) a majority of the votes represented in person or by proxy at the Annual Meeting and entitled to vote and (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting.

How are votes counted?

You may vote either “FOR” or “WITHHOLD” for each of the nominees for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the other proposals. Votes withheld for the election of directors will have no impact on the election of directors. If you abstain from voting on any of the other proposals, it has the same effect on the vote as a vote against the proposal. A broker non-vote with respect to any of the other proposals is not deemed to be present in person or by proxy for the purpose of determining whether a proposal has been approved and, therefore, will have no effect in determining whether the proposal has been approved. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” or “AGAINST” the other proposals as recommended by the Board. Voting instructions are being provided separately to current and former employees who hold shares through any of the Company’s benefit or compensation plans.

Who will count the vote?

Representatives of ADP Investor Communication Services will tabulate the votes, and representatives of IVS Associates will act as inspectors of election.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

How does the Board recommend that I vote?

The Company’s Board recommends that you vote your shares:

•       “FOR” each of the nominees to the Board;

•       “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006;

•       “AGAINST” the shareholder proposal relating to the vote required to elect directors; and

•       “AGAINST” the shareholder proposal relating to political contributions.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record or hold shares through one of the Company’s benefit or compensation plans, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In all circumstances, you may vote:

•       By Internet or Telephone—If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you do not need to return your proxy card.

•       By Mail—You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 2, 2006 for the voting of shares held by shareholders of record or in street name and at 11:59 p.m. (Eastern Daylight Time) on April 28, 2006, for the voting of shares held by current and former employees through a Company benefit or compensation plan.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 2, 2006.

Mailed proxy cards with respect to shares held by current and former employees through a Company benefit or compensation plan must be received no later than April 28, 2006.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or proxy card so that your vote will be counted even if you later were to decide not to attend the Annual Meeting.

Shares held by current and former employees through a Company benefit or compensation plan cannot be voted in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by mail, internet or telephone, if you are a shareholder of record or hold shares in street name, you may change your vote and revoke your proxy by:

•       Sending a written statement to that effect to the Company’s Corporate Secretary or to any other corporate officer of the Company, provided such statement is received not later than May 2, 2006;

•       Voting again by internet or telephone at a later time before closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 2, 2006;

•       Submitting a properly signed proxy card with a later date that is received no later than May 2, 2006; or

•       Attending the Annual Meeting, revoking your proxy and voting in person.

If you are a current or former employee and hold shares through a St. Paul Travelers benefit or compensation plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Daylight Time) on April 28, 2006. You cannot, however, revoke or change your proxy after that date, and you cannot vote those shares in person at the Annual Meeting.

Do I need a ticket to be admitted to the Annual Meeting?

You will need an admission ticket or proof of ownership to enter the Annual Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of The St. Paul Travelers Companies, Inc. stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of St. Paul Travelers stock, to:

St. Paul Travelers
Shareholders Relations Department
One Tower Square
Hartford, CT  06183

Do I need to present identification to be admitted to the Annual Meeting?

In all events, shareholders also must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, the persons named in your proxy card, if you are a shareholder of record, will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co. to distribute and solicit proxies. We will pay Morrow & Co. a fee of $14,000, plus reasonable expenses, for these services.

ITEM 1—ELECTION OF DIRECTORS

There are currently 12 members of the Board of Directors (the “Board”). On February 7, 2006, the Board, upon recommendation of its Governance Committee, unanimously nominated the 11 directors listed below for re-election to the Board at the Annual Meeting. Clarence Otis, who currently serves as a director, previously had informed the Governance Committee that he would not be available to stand for re-election. The Company thanks Mr. Otis for his counsel and contributions to both the Company and to Travelers Property Casualty Corp. (“Travelers”) before the merger of Travelers with a subsidiary of The St. Paul Companies, Inc. (“St. Paul”) on April 1, 2004 (the “Merger”).

The directors elected at the Annual Meeting will hold office until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy form (the “proxyholders”) intend to vote the proxies held by them for the election of the 11 nominees named below. The proxies cannot be voted for more than 11 candidates for director. If any of the 11 nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

NOMINEES FOR ELECTION AS DIRECTORS

Name, Title and Age	Principal Occupation, Business Experience and Directorships
JOHN H. DASBURG Chairman and Chief Executive Officer ASTAR Air Cargo, Inc. Director since 1994 Age 63

Mr. Dasburg has been Chairman, President and Chief Executive Officer of ASTAR Air Cargo, Inc., an air freight service company, since April 2003. He served as Chief Executive Officer and President of Burger King Corporation from April 2001 through January 2003, and as Chairman of Burger King from April 2001 to March 2003. Mr. Dasburg served as President and Chief Executive Officer of Northwest Airlines from 1989 through March 2001. From 1980 to 1989 he held a number of positions at Marriott Corporation, including President of The Lodging Group, Chief Financial Officer, and Chief Real Estate Officer. From 1973 to 1980, Mr. Dasburg was employed by KPMG Peat Marwick, serving as a Tax Partner from 1978 to 1980. Mr. Dasburg is a director of Mayo Foundation, Florida Council of 100, Mercy Hospital, and Mercy Foundation and a member of the Board of Governors of the Florida State University System. He is also a director of WCI Communities, Inc., and he serves on their Audit Committee.

LESLIE B. DISHAROON Retired Chairman and President Monumental Corporation Director since 2004* Age 72

Mr. Disharoon was Chairman of the Board, President and Chief Executive Officer of Monumental Corporation (an insurance holding company) from 1978 until his retirement in 1988. He was a director of Travelers Insurance Group Holdings, Inc., a Travelers predecessor company, from 1998 through 2000 and a director of Citigroup and its predecessor, Travelers Group, from 1986 until 1998.

NOMINEES FOR ELECTION AS DIRECTORS

JANET M. DOLAN Retired Chief Executive Officer Tennant Company Director since 2001 Age 56

Ms. Dolan served as Chief Executive Officer and President of Tennant Company (a manufacturer of nonresidential floor maintenance equipment and products) from April 1999 until her retirement in December 2005, and she had served in a number of senior executive positions with Tennant Company from 1986 until April 1999. Prior to joining Tennant Company, Ms. Dolan was a director of the Minnesota Lawyers’ Professional Responsibility Board. She is also a director of Donaldson Company, Inc. and Wenger Corporation.

KENNETH M. DUBERSTEIN Chairman and Chief Executive Officer The Duberstein Group, Inc. Director since 1998 Age 61

Mr. Duberstein has been Chairman and Chief Executive Officer of The Duberstein Group, Inc. (a strategic advisory and consulting firm) since 1989. Previously, Mr. Duberstein served as Chief of Staff to President Ronald Reagan from 1988 to 1989 and as Deputy Chief of Staff during 1987. From 1984 to 1986, Mr. Duberstein was Vice President of Timmons & Company in Washington DC. Prior to that, he held the White House position as Assistant to the President, Legislative Affairs from 1981 to 1983. From 1976 to 1980, Mr. Duberstein was Vice President of the Committee for Economic Development in New York. He serves as a director of the Council on Foreign Relations, the Brookings Institution, the National Alliance to End Homelessness and the National Center for Democracy, and he is a trustee for Franklin & Marshall College and a lifetime trustee for the Kennedy Center for the Performing Arts. Mr. Duberstein is also a director of The Boeing Company, ConocoPhillips, Fannie Mae and Mack-Cali Realty Corp.

NOMINEES FOR ELECTION AS DIRECTORS

JAY S. FISHMAN Chairman, Chief Executive Officer and President The St. Paul Travelers Companies, Inc. Director since 2001 Age 53

Mr. Fishman is Chairman, Chief Executive Officer and President of St. Paul Travelers. He has served as the Company’s Chief Executive Officer and President since the Merger, and assumed the additional role of Chairman in September 2005. From October 2001 until the Merger, Mr. Fishman had been Chairman, Chief Executive Officer and President of St. Paul. Prior to October 2001, Mr. Fishman  served as Chairman, Chief Executive Officer and President of The Travelers Insurance Group, Inc., (which became Travelers Property Casualty Corp. in 2002 and merged with a subsidiary of St. Paul in 2004) (from 2000) and as Chief Executive Officer and President of Travelers Property Casualty Corp. (which became Travelers Insurance Group Holdings Inc. in 2002) (“Holdings”) (from 1998) and as Chairman of Holdings (from March 2000 to January 2001). From early 2000 until October 2001, Mr. Fishman also then served as Chief Operating Officer of finance and risk for Citigroup, as head of Citigroup’s global insurance businesses and its consumer business in Japan and Western Europe. Mr. Fishman held several key executive posts at Primerica, Travelers and Citigroup from 1989 to October 2001. Mr. Fishman is a member of the Carlson School of Management Board of Overseers at the University of Minnesota and a trustee of the University of Pennsylvania.

LAWRENCE G. GRAEV Chairman, Chief Executive Officer and President The GlenRock Group, LLC Director since 2002 Age 61

Mr. Graev is Chairman, Chief Executive Officer and President of The GlenRock Group, LLC, a merchant banking firm, positions he has held since 2000. GlenRock invests in private equity opportunities and provides management assistance to the leadership and boards of a variety of businesses. From June 2001 until January 2006, Mr. Graev held an Of Counsel position with the law firm of King & Spalding, LLP. Prior to that, he was a Partner with the O’Sullivan Graev & Karabell, LLP law firm from 1973 to 2001. From 1969 to 1973, Mr. Graev was an Associate at the law firm of Cravath, Swaine & Moore.

NOMINEES FOR ELECTION AS DIRECTORS

THOMAS R. HODGSON Retired President and Chief Operating Officer Abbott Laboratories Director since 1997 Age 64

Mr. Hodgson, who is retired, served most recently, from 1990 to 1998, as President and Chief Operating Officer of Abbott Laboratories, a global diversified health care company, with which Mr. Hodgson spent most of his career. Prior to that, he had been President of the Abbott International Division from 1983 to 1990 and President of the Hospital Products Division from 1978 to 1983. Mr. Hodgson held various other management positions with Abbott from 1972 to 1978. Mr. Hodgson is currently a director of Idenix Pharmaceuticals and Intermune, Inc.

ROBERT I. LIPP Senior Advisor JPMorgan Chase & Co. Director since 2004* Age 67

Mr. Lipp assumed his current responsibilities as Senior Advisor for JPMorgan Chase & Co. shortly after retiring as Chairman of St. Paul Travelers in September 2005. He had served as the Company’s Chairman since April 2004. Before the Merger, Mr. Lipp was Chairman and Chief Executive Officer of Travelers since December 2001. Prior to that, Mr. Lipp held various senior executive positions at Citigroup and Travelers and their predecessor companies since 1986, retiring in 2001 as Vice Chairman of Citigroup and Chairman and Chief Executive Officer of its Global Consumer Business. Prior to 1986, Mr. Lipp spent 23 years with Chemical Bank, where he rose to the positions of President and Director. Mr. Lipp is a director of the New York City Ballet, a trustee of Carnegie Hall, and Chairman of the Board and trustee of Williams College. He is also a director of Accenture Ltd. and JPMorgan Chase & Co.

NOMINEES FOR ELECTION AS DIRECTORS

BLYTHE J. MCGARVIE President Leadership for International Finance, LLC Director since 2004* Age 49

Ms. McGarvie is President of Leadership for International Finance, a private business consulting firm, a position she has held since 2003. Prior to founding Leadership for International Finance in 2003, Ms. McGarvie was the Executive Vice President and Chief Financial Officer at BIC Group, a worldwide leader in writing instruments, lighters and one-piece shavers from 1999 through the end of 2002. Prior to joining BIC in July 1999, Ms. McGarvie served as Senior Vice President and Chief Financial Officer of Hannaford Bros. Co., a food retailer, from 1994 to 1999. She also has held senior financial positions at Sara Lee Corporation and Kraft General Foods, Inc. Ms. McGarvie is currently a director of Accenture Ltd., Lafarge North America Inc., and The Pepsi Bottling Group, Inc.

GLEN D. NELSON, M.D. Retired Vice Chairman Medtronic, Inc. Director since 1992 Age 68

Dr. Nelson retired as Vice Chairman of Medtronic, Inc., a manufacturer of biomedical devices, in 2002. He had held that position since 1988. Prior to joining Medtronic, Dr. Nelson was Chairman of the Board of Trustees and President of Park Nicollet Medical Center from 1975 to 1986. Concurrently, from 1969 to 1986, Dr. Nelson was a Staff Surgeon for Park Nicollet Medical Center. He was also Chairman and Chief Executive Officer of American MedCenters, a managed care organization, from 1984 until 1986. Dr. Nelson is currently a director of Angiotech Pharmaceuticals, Inc., DexCom, Inc., Carlson Companies, Inc., and Minute Clinic, Inc.

NOMINEES FOR ELECTION AS DIRECTORS

LAURIE J. THOMSEN Retired General Partner Prism Venture Partners Director since 2004* Age 48

Ms. Thomsen was a co-founding General Partner of Prism Venture Partners, a venture capital firm, from 1995 until 2001, and she continued as a retiring General Partner of that firm until June 1, 2004, when her active involvement with Prism Venture Partners ceased. From 1988 until 1995, she was a General Partner at Harbourvest Partners (formerly Hancock Venture Partners) in Boston, and an Associate there from 1984 until 1988. She also was a Vice President at John Hancock Mutual Life in the Bond, Corporate Finance Department in 1984; and an Assistant Vice President at U.S. Trust Co. of New York from 1979 until 1984. Ms. Thomsen is a director of Horizons for Homeless Children and New Profit, Inc., and a trustee of Williams College. She is also a director of MFS Mutual Funds.

*                    Prior to becoming directors of the Company on April 1, 2004, the following individuals were directors of Travelers from the dates indicated until the Merger:  Mr. Disharoon, since May 2002; Mr. Lipp, since December 2001; Ms. McGarvie, since July 2003; and Ms. Thomsen, since September 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

COMMITTEES OF THE BOARD AND MEETINGS

There are six standing committees of the Board: the Audit Committee, the Executive Committee, the Investment and Capital Markets Committee, the Compensation Committee, the Governance Committee and the Risk Committee. The Board has adopted a written charter for each of the Committees, copies of which are posted on the Company’s website at www.stpaultravelers.com. The following table summarizes the current membership of the Board and of each of its Committees, as well as the number of times the Board and each Committee met during 2005.

	Board	Executive	Audit	Compensation	Governance	Investment and Capital Markets	Risk
Mr. Dasburg	X	X	Chair				X
Mr. Disharoon	X	X		Chair	Co-Chair	X
Ms. Dolan	X		X				X
Mr. Duberstein	X			X	X	X
Mr. Fishman	Chair	Chair
Mr. Graev	X			X	X	X
Mr. Hodgson	X	X	X				Chair
Mr. Lipp	X	X					X
Ms. McGarvie	X	X		X	X	Chair
Dr. Nelson	X	X		X	Co-Chair	X
Mr. Otis	X		X				X
Ms. Thomsen	X		X				X
Number of 2005 meetings	9	4	14	8	6	4	4

Each director attended 75% or more of the total number of meetings of the Board and of the Committees on which the director served, except Ms. Dolan, who attended 73% of such Board and Committee meetings. In April 2005, Ms. Dolan began serving a thirteen month unpaid commitment as a member of the Securities and Exchange Commission’s (“SEC”) Advisory Committee on Smaller Public Companies and chair of its Subcommittee on Internal Controls. Some of the 2005 meetings of that committee and subcommittee conflicted with the Company’s Board and Committee meetings, causing her 2005 attendance at Company Board and Committee meetings to fall below 75%. Although Ms. Dolan did not and does not have any authority over the scheduling of the meetings of either of that SEC committee or subcommittee, she does not expect any further scheduling conflicts over the remainder of her service to the SEC, which will end in May 2006.

Audit Committee

The Board has determined that all members of the committee are “independent,” as defined by the Company’s Governance Guidelines, the New York Stock Exchange (“NYSE”) listing standards applicable to audit committees and the Board in general and Section 301 of the Sarbanes-Oxley Act of 2002, and that the members of the Committee meet the independence and financial literacy and expertise requirements of the NYSE. The Board also has determined that Mr. Dasburg’s qualities, his experience with KPMG Peat Marwick from 1973 to 1980 and his service as a KPMG Tax Partner from 1978 to 1980, his experience as Chief Financial Officer of Marriott Corporation, as Chief Executive Officer of Northwest Airlines, Burger King Corporation and ASTAR Air Cargo, Inc., and his service on the audit committees of other public companies, all qualify him as an audit committee financial expert, and he has been so designated.

The duties and responsibilities of the Audit Committee are contained in its charter, which is included as Annex A to this Proxy Statement, and include the following:

•       Serve as an independent and objective body to assist the Board in its oversight of the Company’s financial reporting principles and policies and internal controls and procedures;

•       Review and evaluate the qualifications, performance and independence of the Company’s independent registered public accounting firm;

•       Review and pre-approve the audit and non-audit services and proposed fees of the independent registered public accounting firm;

•       Review reports and other communications between management and the independent registered public accounting firm with respect to that firm’s  evaluation of the design or operation of internal controls;

•       Select the Company’s independent registered public accounting firm; and

•       Review and evaluate the work of the Company’s internal audit unit.

Executive Committee

The Board has granted to the Executive Committee, subject to certain limitations, the broad responsibility of having and exercising the authority of the Board in the oversight of the business of the Company in the interval between meetings of the Board.

The Executive Committee meets only as necessary.

Investment and Capital Markets Committee

The Investment and Capital Markets Committee assists the Board in exercising its oversight of management’s investment of the Company’s investment portfolio and certain financial affairs of the Company, including its financial structure with respect to Company debt and equity financing; dividend policy and actions, stock splits, repurchases of stock or other securities, capital needs and financing agreements, and financial strategies regarding risk.

The Committee also reviews and recommends appropriate Board action with respect to, among other matters, the issuance of securities, the establishment of bank lines of credit, certain purchases and dispositions of real property and acquisitions and divestitures of assets.

Compensation Committee

The Compensation Committee, which the Board has determined consists entirely of “independent” directors as defined by the Company’s Governance Guidelines and NYSE listing standards, assists the Board in carrying out its responsibilities with respect to (a) Chairman and Chief Executive Officer (“CEO”) compensation and performance, (b) compensation for the executive management group, (c) executive compensation programs, (d) employee benefit programs and (e) personnel policies. The duties and responsibilities of the Compensation Committee include reviewing and approving:

•       The general compensation philosophy of the Company;

•       All employment and severance contracts of executive officers of the Company;

•       Stock ownership guidelines for the Chairman and CEO and the executive management team, and monitoring compliance therewith; and

•       The compensation, performance goals and objectives of the CEO and of the CEO’s direct reports.

Pursuant to its charter, the Compensation Committee has delegated its authority to an Executive Compensation Subcommittee with respect to compensation actions for the CEO, the Named Executives whose compensation is reported in this Proxy Statement, the Company’s executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, and the members of the Management Committee, which includes all executives who report directly to the CEO.

Governance Committee

The Governance Committee provides counsel to the Board with respect to its organization, membership and function, committee structure, director compensation, executive succession and corporate governance. The Board has determined that each member of the Governance Committee is “independent” as defined by the Company’s Governance Guidelines and NYSE listing standards. The functions of the Governance Committee include:

•       Identifying qualified persons for election and re-election as directors or for appointment to any committee of the Board; and

•       Reviewing the criteria for Board membership and the Board’s composition, and making appropriate recommendations for changes.

The Governance Committee weighs the independence, skills, characteristics and experience of potential candidates for election to the Board and recommends nominees for director to the full Board. In considering candidates for the Board, the Governance Committee assesses the overall composition of the Board, considering its age, skills, backgrounds, diversity, contacts in the insurance industry or other industries relevant to the Company’s business and ability and willingness to commit adequate time to Board and Committee matters. As the application of these factors involves the exercise of judgment, the Governance Committee does not have a set of minimum qualifications that a nominee must meet for a position on the Board.

In identifying prospective director candidates, the Governance Committee seeks referrals from other members of the Board, management, shareholders and other sources. The Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of the Company’s incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The Governance Committee will consider director candidates submitted by shareholders, and shareholders who would like to propose a director candidate for consideration may do so by submitting the proposed candidate’s full name and address, resumé and biographical information to the attention of the Corporate Secretary, The St. Paul Travelers Companies, Inc., 385 Washington Street, Saint Paul, Minnesota 55102. All proposals for nomination received by the Corporate Secretary will be presented to the Governance Committee for its consideration.

Risk Committee

The Risk Committee provides counsel to the Board with respect to exercising its oversight of the operational activities of the Company and the timely identification, mitigation and management of those risks that could have a material impact on the Company. The functions of the Risk Committee are to review and advise the Board regarding the Company’s strategies, processes and controls pertaining to the underwriting of insurance, settlement of claims, management of catastrophe exposure, retention of insured risk and appropriate levels of reinsurance, credit risk exposure, business continuity and crisis management.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Governance Committee of the Board recommends to the full Board for approval the amount and composition of Board compensation for non-employee directors (the “Director Compensation Program”). Directors who are Company employees are not compensated for their service on the Board. The Governance Committee reviews the importance and appropriateness of each of the components of the Director Compensation Program at least once every two years. The objectives of the Governance Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity.

It is the Board’s practice to provide a mix of cash and equity-based compensation to non-employee directors.

The 2005 compensation of non-employee directors is displayed in the chart below and explained in the following paragraphs:

Director	Annual Board Retainer	Committee Chair Fees	Annual Deferred Stock Award	Annual Option Grant*	Total
J.H. Dasburg	$50,000	$25,000	$50,000	$40,000	$165,000
L.B. Disharoon	$50,000	$35,000	$50,000	$40,000	$175,000
J.M. Dolan	$50,000	$0	$50,000	$40,000	$140,000
K.M. Duberstein	$50,000	$0	$50,000	$40,000	$140,000
L.G. Graev	$50,000	$0	$50,000	$40,000	$140,000
T.R. Hodgson	$50,000	$15,000	$50,000	$40,000	$155,000
R.I. Lipp**	$14,946	$0	$0	$0	$14,946
B.J. McGarvie	$50,000	$13,750	$50,000	$40,000	$153,750
G.D. Nelson	$50,000	$15,000	$50,000	$40,000	$155,000
C. Otis, Jr.	$50,000	$0	$50,000	$40,000	$140,000
L.J. Thomsen	$50,000	$0	$50,000	$40,000	$140,000

*                    On May 3, 2005, non-employee directors were granted options to purchase 4,237 shares of the Company’s common stock at an option exercise price of $35.98 per share. Those options had a modified Black-Scholes value of $40,000.

**             Mr. Lipp started receiving compensation as a non-employee director upon his retirement as Chairman of the Company on September 12, 2005.

Retainer and Fees.   The Director Compensation Program  provides non-employee directors with compensation comprised of a $50,000 annual retainer for services as a director. The chair of the Audit Committee is paid an additional $25,000 annually, the chair of the Compensation Committee is paid an additional $20,000 annually and the chair and co-chairs of the Risk, Governance and Investment and Capital Markets Committees are each paid an additional $15,000 annually. In addition, each non-employee director is entitled to reimbursement of up to $5,000 each year (plus travel and related business expenses) for participation in director education programs. Expenditures for director education that from time to time exceed such amount may be approved at the discretion of the Chairman.

Deferred Stock Awards.   Immediately after and as of the date of each of the Company’s annual meetings of shareholders, each non-employee director is awarded $50,000 of deferred common stock units, which vest one year after the date of award. The value of each unit on the date of grant is equal to the closing price of one share of common stock on the business day immediately preceding the date of the award. These awards are made under the Company’s 2004 Stock Incentive Plan. Dividend equivalents (in an amount equal to the common stock dividends)

attributable to the deferred common stock units are deemed “reinvested” in additional deferred common stock units. The accumulated deferred common stock units in a director’s account are distributed in the form of shares of the Company’s common stock, at the director’s election, either in a lump sum or in annual installments beginning at least six months following termination of service as a director.

Stock Options.   Immediately after and as of the date of each of the Company’s annual meetings of shareholders, nonqualified stock option grants with a $40,000 Black-Scholes (or similar) value on the date of grant are made to each non-employee director under the Company’s 2004 Stock Incentive Plan. Such options have an exercise price equal to the closing price of a share of common stock on the business day immediately preceding the date of grant and become exercisable one year after the date of grant. These options terminate 10 years after the date of grant, or at any earlier time set by the Compensation Committee at the time of option grant. Special provisions apply in the case of the death of an optionee. In addition, prior to, upon or after a Change of Control of the Company, as defined in the Company’s 2004 Stock Incentive Plan, the Compensation Committee may in its discretion take certain actions with respect to options, including making certain adjustments to the options.

Director Deferral Plan.   Directors may elect to have all or any portion of their annual retainer and any committee chair or co-chair fees paid in cash or in common stock or deferred through the Company’s Deferred Compensation Plan for Non-Employee Directors. Deferrals are notionally “invested” in deferred Company common stock units. Any director who elects to have any of his or her fees paid in common stock or credited to his or her Deferred Compensation Plan account as deferred stock units will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash, based on the fair market value of the Company’s common stock on such date. The value of deferred stock units rises or falls as the price of Company common stock fluctuates in the market. In addition, dividend equivalents (in an amount equal to the dividends payable on shares of Company common stock) on those units are “reinvested” in additional deferred stock units. Distributions are made in the form of shares of Company common stock on pre-designated dates, usually following termination of service as a director. Shares of common stock issued in payment of current or deferred fees are awarded under the Company’s 2004 Stock Incentive Plan, which previously has been approved by shareholders.

Legacy Directors’ Charitable Award Program.   Prior to the Merger, directors of St. Paul participated in a Directors’ Charitable Award Program, pursuant to which each director could designate up to four tax-exempt charitable, educational, or other organizations to receive contributions from St. Paul over a period of ten years following the death of the director, in an aggregate amount of up to $1 million per director. All St. Paul directors on April 1, 2004 became fully vested in this program, upon the consummation of the Merger. This program has been discontinued; however, it continues to be actively administered with respect to the vested interests of former St. Paul directors, including Ms. Dolan and Messrs. Dasburg, Duberstein, Fishman, Graev, Hodgson and Nelson. All donations ultimately paid by the Company under this program should be deductible against Federal and other income taxes payable by the Company.

Mr. Lipp’s 2005 Compensation.   Mr. Lipp served as the Company’s Executive Chairman from April 1, 2004 through his retirement on September 12, 2005, and he continues to serve the Company as a director. From January 1, 2005 until his retirement, Mr. Lipp was paid $696,795 in salary. In addition, as part of his compensation, Mr. Lipp was awarded 8,791 shares of restricted stock and 100,506 stock options in January 2005. In February 2006, the Executive Compensation Subcommittee awarded him a $1,000,000 cash bonus for his service as Executive Chairman during 2005. Since September 12, 2005, Mr. Lipp has been compensated as a non-employee director.

GOVERNANCE OF YOUR COMPANY

The Governance Guidelines, Code of Business Conduct and Ethics, Committee charters and other corporate governance information are available on the Corporate Governance page of the Investors section on the Company’s website at www.stpaultravelers.com and in print to any shareholder who requests them by contacting the Corporate Secretary at The St. Paul Travelers Companies, Inc., 385 Washington Street, St. Paul, MN  55102.

Governance Guidelines

The Company’s commitment to good corporate governance is reflected in its Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Governance Guidelines, which are included as Annex B to this Proxy Statement, are reviewed regularly by the Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Certain of the significant corporate governance practices that have been implemented by the Board are described below.

Code of Business Conduct and Ethics

The Company maintains a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all directors, officers and employees of the Company, including its Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. This Code of Conduct sets forth the Company’s policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of Company assets and business ethics.

The Company has maintained an Ethics hotline since May 2003 for employees to report integrity concerns or seek guidance regarding a policy or procedure. The Ethics hotline is serviced by an independent company and is available  7 days a week, 24 hours a day. The hotline has a toll free number for U.S.- based employees, as well as a toll-free international number for employees based outside the U.S. Employees who contact the Ethics hotline may choose to remain anonymous. No employees shall be subject to retaliation or discipline as a result of any good faith report made by them. The Company has a formal no retaliation policy. Once a complaint is alleged, the report is forwarded to the Company’s Chief Compliance Officer who is responsible for oversight of the hotline. The Chief Compliance Officer will investigate the matter, and the issue will not be closed until it has been addressed to his satisfaction. Any matter reported to the Chief Compliance Officer that involves accounting, internal control or audit matters, or any fraud involving persons with a significant role in the Company’s internal controls, is reported promptly to the Audit Committee.

The Company’s Chief Compliance Officer oversees adherence to the Code of Conduct in addition to overseeing the Company’s compliance functions throughout the businesses.

The Chief Compliance Officer assists in the broad communication of the Code of Conduct, oversees employee education regarding its requirements, including online compliance training, and ensures certification by all employees as to their familiarity and compliance with the Code of Conduct.

The Governance Committee regularly reviews the Code of Conduct and proposes any amendments that it deems appropriate to the full Board for consideration.

In 2005, the Company also designated an individual as both the Company’s Business Conduct Officer and Chair of the Business Practices Committee. Concurrent with the announcement, the Company established a Producer Protocol Question and Answer Forum, as well as a helpline to answer questions from employees relating to our interactions with agents and brokers.

Stock Ownership Targets

The Board has established Company common stock ownership targets for each non-employee director in amounts valued at four times the director’s annual retainer (currently $50,000 per year). Each new director is expected to meet or exceed this $200,000 target within four years of his or her initial election to the Board. All of the Company’s directors have achieved stock ownership levels in excess of the applicable multiple required.

Director Age Limit

The Governance Guidelines provide that each director who will have reached the age of 72 on or before the date of the next annual shareholders’ meeting shall not stand for re-election at the subsequent annual meeting of the shareholders without an express waiver by the Board.

This year, the Board waived this age limit with respect to Mr. Disharoon so as to continue to benefit from his advice, counsel, and experience for one additional year.

Director Independence and Independence Determinations

Under the Governance Guidelines and NYSE rules, the Board must have a majority of directors who meet the applicable NYSE criteria for independence. The Board must determine, based on all of the relevant facts and circumstances, whether each director satisfies the criteria for independence, which require that (i) a director not have a direct or indirect material relationship with the Company, and (ii) the director otherwise meets the bright-line test for independence set forth by the NYSE rules.

The Board has established director independence categorical standards to assist it in making independence determinations. These standards are set forth on page B-4 under “Director Independence” in the Company’s Governance Guidelines, which are included as Annex B to this Proxy Statement.

In the event a director has any relationship with the Company that is not addressed by the independence guidelines, the independent members of the Board determine whether such relationship is material.

The Board annually reviews all commercial and charitable relationships of directors.

Based upon its independence guidelines, the Board has determined that all of the Company’s non-employee director nominees for election at the Annual Meeting, other than Mr. Lipp, are independent.

During 2005, Mr. Graev was Of Counsel at King & Spalding LLP, a law firm which provided legal services to the Company during 2005 and continues to provide services to the Company in 2006. The Board considered the fact that Mr. Graev did not provide services to the Company since he became a director of St. Paul. Furthermore, as Of Counsel, Mr. Graev did not share in the profits of King & Spalding LLP, and no portion of his compensation was dependent in any manner on his relationship with the Company. In view of these facts, the Board determined that these relationships have not impaired Mr. Graev’s independence. Mr. Graev resigned from his Of Counsel position with King & Spalding LLP, effective January 31, 2006.

Mr. Lipp, who was an executive officer of the Company until September 1, 2005, and Mr. Fishman, who is an executive officer of the Company, do not satisfy the independence guidelines. Therefore, if all of the director nominees are reelected to the Board, approximately 82% of the directors on the Board will be independent. The Board previously determined that all current directors, other than Messrs. Fishman and Lipp, are independent, and accordingly, approximately 83% of the directors on the Board, as currently composed, are independent.

Executive Sessions

Executive sessions, which are meetings of the non-employee members of the Board (including those who may not be independent), are regularly scheduled throughout the year. The co-chairpersons of the Governance Committee, currently Mr. Disharoon and Dr. Nelson, chair all executive sessions of the Board and serve as the focal point for discussions among non-employee directors. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-employee directors who are not independent. The Audit, Compensation and Governance Committees meet regularly in executive session.

Board and Committee Evaluations

Every year, the Board and each of its Committees evaluates their respective performance and effectiveness. Each director completes a questionnaire developed by the Governance Committee to solicit feedback on specific aspects of performance. The responses are collected and compiled by the Corporate Secretary in advance of the self-evaluation meetings and reported by the Governance Committee to the full Board. Each Committee’s self-assessments are based on the terms of its charter. As an outcome of the evaluation process, the Board and Committees develop recommendations to enhance their effectiveness over the next year.

Shareholder Communications

As described on the Company’s website at www.stpaultravelers.com, shareholders and other interested parties who wish to communicate with a member or members of the Board, including either co-chair of the Governance Committee, the non-employee directors as a group or the Audit Committee, may do so by addressing their correspondence as follows: if intended for the full Board, to the Chairman of the Board; if intended for one or more non-employee directors, to either co-chair of the Governance Committee; and if intended for the Audit Committee, to the chairman of the Audit Committee. All such correspondence should be sent to the following address: Corporate Secretary, The St. Paul Travelers Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102. The office of the Corporate Secretary will forward all such correspondence to the appropriate person or persons.

Annual Meeting of Shareholders

The Company encourages and expects all of the directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, the Company regularly schedules a meeting of the Board on the same day as the annual meeting of shareholders. All but one of the Company directors were present at the 2005 annual meeting of the Company’s shareholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Board who served on the Compensation Committee during 2005 was ever an officer or employee of the Company or of any of its subsidiaries. As noted above under “Director Independence and Independence Determinations”, Mr. Graev, a member of the Compensation Committee (but not of the Executive Compensation Subcommittee), was Of Counsel at King & Spalding LLP during 2005 and January 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aircraft Lease

LCG Enterprises LLC, a limited liability company of which Mr. Lipp is the sole member (“LCG”), owns and, until November 1, 2005, leased to The Travelers Indemnity Company (“Indemnity”), a subsidiary of the Company, a Falcon 50 aircraft on a month-to-month basis for business purposes. Pursuant to the lease, which had been in place since May 2002, Indemnity was responsible for the operation and maintenance of the aircraft and paid to LCG $989 per hour of actual flight time. Indemnity did not incur an hourly charge when the aircraft was not used or when Mr. Lipp used the aircraft for personal reasons. Mr. Lipp could use the aircraft and other Company-owned aircraft for personal travel, and he agreed to reimburse the Company for his personal use of any of the aircraft at the maximum non-charter rate permitted by the Federal Aviation Administration rules. From January 1, 2005 through November 1, 2005, the Company paid $15,033 to LCG for use of the aircraft, and Mr. Lipp reimbursed the Company $386,752 for his personal use of Company aircraft. The lease was terminated and this LCG aircraft discontinued use of the Company’s hangar on November 1, 2005.

Legal Services

As noted above, King & Spalding LLP provided legal services to the Company in 2005 and continues to provide services to the Company in 2006. Mr. Graev, a director of the Company, was Of Counsel at this law firm during 2005 and until January 31, 2006, when he resigned from that position.

Investment Banking Services

Mr. Lipp, a director of the Company, is an executive officer and director of JPMorgan Chase & Co., the parent company of the investment banking firm J.P. Morgan Securities Inc. (“JPMSI”). JPMSI performed investment banking services for the Company during 2005, and JPMSI may perform such services for the Company during 2006. Subsidiaries of JPMorgan Chase & Co. also participate in the Company’s $1 billion credit facility, provide cash management and custody services to the Company, serve as trustee with respect to various securities issued by the Company or its affiliates and act as trustee for certain of the Company’s employee benefit plans.

CERTAIN LITIGATION MATTERS

Two derivative actions have been brought in the United States District Court for the District of Minnesota against all of the Company’s current directors and certain of the Company’s former Directors, naming the Company as a nominal defendant:  Rowe v. Fishman, et al. (Oct. 22, 2004) and Clark v. Fishman, et al. (Nov. 18, 2004). The derivative actions have been consolidated for pretrial proceedings as Rowe, et al. v. Fishman, et al. (“Rowe”) and a consolidated derivative complaint has been filed. The consolidated derivative complaint asserts state law claims, including breach of fiduciary duty, in connection with the Company’s alleged failure to make disclosure regarding the value of its loss reserves, the Company’s practice of paying brokers commissions on a contingent basis, the Company’s alleged involvement in a conspiracy to rig bids and the Company’s allegedly improper use of finite reinsurance products. On June 10, 2005, the Company and the other defendants in Rowe moved to dismiss the complaint. Oral argument on the motion to dismiss was presented on September 19, 2005. The Company is obligated to the extent provided under Minnesota law to indemnify its officers and directors in respect of these lawsuits and other lawsuits arising out of alleged similar facts and circumstances. The Company retained special counsel, who determined that the directors were entitled to advances of their costs of defense under the Minnesota Business Corporation Act. Accordingly, the Company has advanced officers and directors attorneys’ fees and other expenses they may have incurred in defending Rowe v. Fishman, et al. and Clark v. Fishman, et al. To date, the Company has advanced approximately $367,000.

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG to serve as our independent registered public accounting firm for 2006.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of KPMG unless you specify otherwise. KPMG has served as the independent registered public accounting firm of the Company (including St. Paul and its subsidiaries prior to the Merger) since 1968 and of Travelers and its predecessors from December 1993 until the Merger.

Your Board of Directors unanimously recommends that you vote FOR the ratification of KPMG as our independent registered public accounting firm for 2006.

Audit and Non-Audit Fees

In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with KPMG which set forth the terms by which KPMG will perform audit services for the Company. That agreement provides for alternative dispute resolution procedures and an exclusion of punitive damages.

The following table presents fees for professional services rendered by KPMG for (i) the audit of the Company’s financial statements for the period April 1, 2004 through December 31, 2004 and for 2005 and fees billed for other services rendered by KPMG for those periods; and (ii) the audit of St. Paul’s and Travelers’ financial statements for the period January 1, 2004 through March 31, 2004, and fees billed for other services rendered by KPMG during that period. During 2004, the Company, on behalf of Nuveen Investments, Inc. (“Nuveen”), paid $457,000 of audit fees, $44,500 of audit-related fees, and $92,750 of tax fees to KPMG for services provided to Nuveen. Those amounts are included in the table below. During 2005, the Company sold its 79% ownership of Nuveen, and the Company made no payments to KPMG on Nuveen’s behalf in 2005.

	Company		St. Paul	Travelers
	2005	2004(1)	2004(1)	2004(1)
Audit fees(2)	$12,038,570	$11,045,038	$726,195	$76,650
Audit-related fees(3)	$1,148,400	$1,162,166	$297,782	$20,900
Tax fees(4)	$422,162	$1,116,556	$0	$0
All other fees	$0	$0	$0	$0

(1)                The Company began incurring costs and paying fees following the Merger on April 1, 2004. Prior to that date, for the period January 1, 2004 through March 31, 2004, St. Paul and Travelers incurred costs and paid fees individually. Therefore, all information presented in the table for St. Paul and Travelers for 2004 relates only to the period January 1, 2004 through March 31, 2004, and all information regarding the Company for 2004 relates to the period April 1, 2004 through December 31, 2004.

(2)                For the Company, and for each of St. Paul and Travelers individually prior to the Merger, fees paid were for audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the Securities and Exchange Commission (“SEC”).

(3)                In 2004 and 2005, services for the Company primarily consisted of audits of employee benefit plans, statutory reserve reporting services and reports on internal controls not required by applicable regulations. In 2004, services for St. Paul primarily consisted of fees for Sarbanes-Oxley Act documentation assistance, consultation related to financial accounting and reporting standards, review of regulatory filings, consultation regarding proposed transactions and audit work on benefit plans and funds and other attestation and certification services. Professional services received by Travelers in 2004 were related primarily to the audits of employee benefit plans

(4)                In 2004 and 2005, tax fees paid by the Company related primarily to domestic and international tax planning and tax return preparation and assistance services, and tax services related to Company expatriates.

The Audit Committee of the Board considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence, and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee preapproves all audit and permitted non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves an annual budget for such permitted services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized the Company’s chief auditor to approve KPMG’s commencement of work on permitted services within that budget, although the chair of the Audit Committee must approve any permitted service within the budget if the expected cost for that service exceeds $100,000. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Committee chair to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee chair to the full Audit Committee at its next meeting.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. The Board has determined that Mr. Dasburg is an “audit committee financial expert,” as defined in SEC rules. The Board based its determination on Mr. Dasburg’s professional experience, as previously described, and his service on the audit committees of other companies.

The Audit Committee operates pursuant to a charter which is reviewed annually by the Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Audit Committee.”  Under the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Company’s Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Dasburg (Chair), Janet M. Dolan, Thomas R. Hodgson, Clarence Otis, Jr. and Laurie J. Thomsen.

SHAREHOLDER PROPOSALS

We expect the following proposals (Items 3 and 4 on the proxy card) to be presented by shareholders at the Annual Meeting. We are printing the proposals in the order in which we received them. The first proposal was submitted by The United Brotherhood of Carpenters and Joiners of America, 101 Constitution Avenue, NW, Washington D.C. 20001, which states that it is the beneficial owner of approximately 10,900 shares of the Company’s common stock. The second proposal was submitted by Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, which states that it is the beneficial owner of approximately 11,851 shares of the Company’s common stock. The Board of Directors has recommended a vote against each of these proposals for the reasons set forth following each proposal.

ITEM 3

SHAREHOLDER PROPOSAL RELATING TO THE VOTE REQUIRED TO ELECT DIRECTORS

Resolved:   That the shareholders of The St. Paul Travelers Companies, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement:   Our Company is incorporated in Minnesota. Among other issues, Minnesota corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Minnesota law provides that unless a company’s articles of incorporation provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. (Minnesota Statutes 2005, 302A.215, Voting for directors; cumulative voting, Subdivision 1. Required vote)

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support for this important director election reform.

Your Company’s Response:

The Board believes that active shareholder participation in the election of directors is important to the Company and to effective corporate governance, but that this proposal is both unnecessary and premature.

The proposal’s contention that a director nominee can be elected by plurality vote with as little as a single affirmative vote is completely hypothetical. If this proposal had been in effect at any time within the past ten years, it would have had no impact on our Company’s (or any of our predecessor Companies’) board membership. Director candidates are recommended to the Board for nomination by the Governance Committee based on criteria set forth in our Governance Guidelines. The Governance Committee, which is comprised solely of independent directors, follows the identical evaluation process and criteria, whether the director candidate is suggested by shareholders or identified through other means.

St. Paul Travelers’ Board is committed to good governance practices and has implemented a number of measures to strengthen the Company’s governance processes, including, for example:

•       St. Paul Travelers does not have multi-year, staggered terms for its Board members. Rather, each director is elected for a one-year term, enabling shareholders to vote annually on each Board member.

•       St. Paul Travelers has a strong, independent Board which was elected by plurality vote. Approximately 83% of the directors on the Board are independent, as determined pursuant to New York Stock Exchange guidelines.

•       St. Paul Travelers’ governance policies and procedures often exceed the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act and the Securities and Exchange Commission.

•       The Board has established a target for ownership of the Company’s common stock for each non-employee director at a value of four times the director’s annual retainer (currently $50,000). Each new director is asked to meet or exceed that target within four years of his or her initial election to the Board, to further align the interests of the Board and the shareholders.

Your Board also believes that while the proposed approach is conceptually simple, it in fact does not address what would happen if one or more candidates who are directors failed to receive a majority of the votes cast. Nor does it address whether a plurality standard is appropriate in contested elections for directors. The proposal only suggests that the Board should address these issues. Under Minnesota law and under the Company’s bylaws, a director who receives the affirmative vote of less than a majority of the votes cast remains in office until a successor is elected and qualified. In the event such a director were to resign, the Board could appoint a director to fill the vacancy or the position could remain vacant. The Board believes these various alternatives inadvertently could result in a less democratic process than in the election of directors by plurality vote, and would likely be highly disruptive and administratively burdensome.

At present, various governmental organizations, scholars, lawyers, corporations and stockholders are debating and analyzing whether a change to majority voting in the election of directors is a workable goal, and if so, how best to give it effect. St. Paul Travelers will continue to monitor closely developments with regard to this issue and take appropriate action on a timely basis to maintain its commitment to good corporate governance. Given the constructs and timing of this particular proposal, however, and applicable Minnesota law, our Board does not believe this proposal necessarily achieves the intended goal of ensuring that directors are elected by a majority vote.

For the above reasons, the Board of Directors recommends that you vote against this proposal.

ITEM 4

SHAREHOLDER PROPOSAL RELATING TO POLITICAL CONTRIBUTIONS

Resolved, that the shareholders of The St. Paul Travelers Companies, Inc. (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.                Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.                Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.                  An accounting of the Company’s funds contributed to any of the persons or organizations described above.

b.                 Identification of the person or persons in the Company who participated in making the decisions to contribute.

c.                  The internal guidelines or policies, if any, governing the Company’s political contributions.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statements

As long-term shareholders of The St. Paul Travelers Companies, Inc., we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. In 2003-04, the last fully reported election cycle, The St. Paul Travelers Companies, Inc. contributed at least $1,815. (The Center for Public Integrity: http://www.publicintegrity.org/527/db.aspx?act=main)

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the Company is necessary for the Company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

Your Company’s Response:

The Company complies with all applicable laws and regulations pertaining to political contributions, at the federal, state and local levels, including those requiring specific disclosures of such contributions made. These disclosures provide ample public information about the scope of St. Paul Travelers’ political involvement. Assembling different and specific reports at the request of each nongovernmental organization that may seek them would be a costly diversion of management’s attention from the business of the Company.

Political contributions to federal candidates, political party committees, and political action committees are made by the Company’s political action committee (PAC), which is not funded by corporate funds, but by the personal funds given voluntarily by our employees. Contrary to the assertion of the proposal’s proponent, decisions concerning use of those funds are made by the PAC Contributions Committee, whose objective is to advance the best interests of the Company and its shareholders. Such contributions by the PAC are reported in filings with the Federal Election Commission and are publicly available. As federal contributions are a matter of public record, the concerns of the proposal’s proponent regarding its ability to evaluate the political use of corporate assets are unfounded.

To the extent corporate contributions to candidates or political parties are permitted by certain states, these states also require that such contributions be disclosed either by the recipient or by the donor. As this information is publicly available, data on contributions by the Company could be obtained without the Company’s preparing an additional report. All political contributions made by the Company and by the Company’s PACs are reported to, and reviewed by, the Governance Committee of the Board at least semi-annually.

We believe that the Company’s current policies and practices with regard to political contributions, together with applicable federal and state reporting requirements, appropriately balance the Company’s interests in political participation and the public interest in disclosure. Adopting a policy as set forth in the proposal would create an unnecessary expense and could put St. Paul Travelers at a competitive disadvantage by revealing its legislative strategies and priorities.

For the above reasons, the Board of Directors recommends that you vote AGAINST this proposal.

EXECUTIVE COMPENSATION

Report Of The Compensation Committee
And The Executive Compensation Subcommittee
On Executive Compensation

Program Objectives

The Company’s compensation program is designed to align with market practice and to reward performance.

The guiding objectives of the Company’s executive compensation program are to:

1.                Provide industry-competitive compensation opportunities intended to attract, motivate and retain high-performing management talent.

2.                Link the delivery of realized compensation to the achievement of the Company’s most critical short and long-term financial and strategic objectives.

3.                Foster commonality of interest between management and shareholders by delivering a substantial portion of the total compensation opportunity through equity-based incentives and ensuring that executives accumulate meaningful ownership stakes over their tenure.

4.                Maximize, to the extent practicable, the financial efficiency of the overall compensation program from tax, accounting and cash flow perspectives.

5.                Reflect established and evolving corporate governance standards.

The compensation of the Company’s top executives is reviewed and approved by the Executive Compensation Subcommittee (the “Subcommittee”) of the Board’s Compensation Committee (“the Committee”), which is comprised entirely of directors determined by the Board to be independent under NYSE requirements, who are “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Subcommittee has retained an independent compensation consulting firm (the “Compensation Consultant”) to assist and advise it with that compensation review. In addition to other relevant data and information further described below, the Subcommittee uses survey information on comparative executive compensation levels in the property-casualty insurance and financial service industries. In addition, the Subcommittee considers recommendations from the Chairman and Chief Executive Officer regarding total compensation for each of the members of the Management Committee, which includes all executives who report directly to him.

Program Elements

There are four elements to the Company’s executive compensation program:

•       Base salary

•       Bonus

•       Long-term incentives

•       Other benefits

It is the intent of the Committee that base salary for senior executives in the aggregate, including those listed in the Summary Compensation Table, be targeted at the 50th percentile of a select group of substantial financial services companies that are similar in size and nature of business to St. Paul Travelers. Individual base salary levels, however, range between the 25th and 75th percentiles based upon the potential impact of the executive’s role on the Company, the experience the executive brings to the position and the performance and potential of the executive in his or her role.

The Company’s Senior Executive Performance Plan identifies a maximum pool for bonus, CAP Shares (defined below) and restricted stock that could be available to the Subcommittee for possible award to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. If a pool is available, the Subcommittee, in its sole discretion, reviews both the Company’s and the individual’s performance and determines what, if any, awards will be made under the Senior Executive Performance Plan. Generally, if the Company’s return on equity (which is determined by dividing the After-Tax Operating Earnings for the performance period, as adjusted in accordance with the definition of that term in the Senior Executive Performance Plan, by beginning total common shareholders’ equity) for a performance period is greater than 8%, the pool available to the Subcommittee will be equal to 1.5% of After-Tax Operating Earnings. In assessing the Company’s and the individual’s performance to determine what, if any, amounts to award, the Subcommittee weighs the recent financial performance of the Company or relevant business segment, as applicable, depending on the executive, as well as other short-term and long-term objectives.

In addition to financial performance, the Subcommittee also considers the degree to which certain objectives have been achieved and other qualitative factors, such as the strategic positioning of the Company or the applicable business segment; the progress made on strategic initiatives; the identification and achievement of cost efficiencies or the maintenance of a unit’s cost effectiveness; the demonstration of leadership and innovation and business unit growth plans. With regard to CEO performance, the Subcommittee also considers his development of management expertise, organizational bench strength and succession plans.

The number of stock options and shares of restricted stock set for grant each year also takes into account an analytical review of the economic cost and resulting level of potential shareholder dilution as determined by the Subcommittee with the assistance of the Compensation Consultant.

2005 Performance Awards

For 2005 performance, the Subcommittee considered operating earnings and return on equity as the most appropriate indicators of financial performance, taking into account the unprecedented nature of certain 2005 natural disasters.

For 2005 performance awards, the Subcommittee also considered the Company’s successful systems conversions, its field reorganization and its continued focus on integration-driven cost reductions as important objectives.

The available pool for awards under the Senior Executive Performance Plan for 2005 was $60.1 million, of which the Subcommittee awarded to the executives named in the Summary Compensation Table $13.8 million in value, comprised of approximately $8.8 million in cash bonuses, $1,699,960 (grant date value) in shares of restricted stock and $3,256,547 (grant date value) in shares of restricted stock under the Capital Accumulation Program (“CAP”) described below (the “CAP Shares”).

Long-Term Incentive Compensation

Stock Options and Restricted Stock Awards

In determining the number of stock options and restricted shares to award based on 2005 performance, the Subcommittee, in significant measure, considered award targets previously established on the basis of an individual’s base salary, role and responsibilities, adjusted for 2005 individual performance considering the factors described above.

Stock options are granted at the closing price on the business day immediately preceding the date of grant and generally carry a ten-year maximum term.

Restricted stock awards generally vest in full after three years. The Subcommittee may, on occasion, make special equity grants of options and shares of restricted stock to recruit and/or retain certain key executives.

CAP Shares

The Company maintains a Capital Accumulation Program (“CAP”) under which 25% of any annual bonus awarded to an employee whose base salary exceeds $125,000 is delivered in the form of restricted shares that vest in full after two years (“CAP Shares”).

CAP Shares are awarded to employees at a 10% discount from the fair market value of the Company’s common stock on the date of grant (the “CAP Discount”).

In February 2006, a total of 72,707 CAP Shares with a grant date value of approximately $3,256,547 were awarded to the Named Executives with respect to bonuses earned for 2005 performance. The aggregate value of the CAP Discount granted to the Named Executives in connection with the February 2006 award of CAP Shares represented 7,264 of the total CAP Shares awarded, with a grant date value of approximately $325,355.

Following the February 2006 CAP awards, the Company discontinued the program with respect to any future awards.

Performance Shares

Periodically, the Company reviews its compensation practices to ensure that the right compensation mix is provided to attract, motivate and retain top talent in the organization, while seeking to align individual compensation with individual, business unit and Company performance and with the interests of our shareholders. As a result of a recent review, the Board has approved a modification to the Company’s long-term incentive program.

Beginning with performance year 2006, for certain leadership positions, performance shares were  added to the mix of equity compensation. Performance shares represent target shares that provide the recipient with the right to earn shares of the Company’s common stock based upon the Company’s attainment of certain performance goals. The performance goals for awards made in 2006 are based on the Company’s adjusted return on equity over the three-year performance period of 2006-2008. If the Company’s performance falls short of target performance, none or only a portion of the shares and accumulated dividend equivalents will vest after the three-year performance period from date of grant. If Company performance exceeds target performance, then more than 100 percent (up to a maximum of 160 percent) of the shares and accumulated dividend equivalents will vest after the three-year period from date of grant.

Beginning with awards granted on February 6, 2006, options, restricted stock and performance share awards generally will vest in full three years after the date of grant.

Deferred Compensation Plan

The St. Paul Travelers Deferred Compensation Plan is a non-qualified plan that allows an employee with an annual salary of $150,000 or more to defer receipt of a portion of his or her salary and/or annual performance plan bonuses until a date or dates elected by the employee. The amounts deferred are invested in Company common stock or in accounts that mirror the gains and/or losses of various investment funds selected by the employee. The Deferred Compensation Plan offers participants a range of publicly available investment funds from which to choose and does not provide any above-market rates of return to any employee.

The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay amounts owed under the Plan.

Other Benefits

The Company also provides certain other benefits described below to its executive officers that are not tied to any performance criteria and are intended to be part of a competitive compensation program.

Financial Counseling

The executive financial counseling program provides executives at the senior vice president level and above, at no charge, with up to $17,000 of professional financial planning services per year.

Executive Severance

The Company’s executive severance policy applies to vice presidents and above whose employment is terminated due to a reduction in force. Executive Vice Presidents and above are eligible to receive a severance benefit equal to their total monthly cash compensation for 18 to 24 months, depending on their years of service with the Company provided, however, if the executive vice president has entered into a non-solicitation and non-disclosure agreement with the Company, he or she is entitled to minimum severance equal to no less than 21 months total monthly cash compensation which would be based on the greater of his or her (i) two most recent cash payments under the Company’s annual incentive plan and (ii) 125% of his or her final annual base salary. “Total monthly cash compensation” means 1/12th of the employee’s annual base salary in effect at the time of the termination of his or her employment plus 1/12th of the average of his or her two most recent cash payments under the Company’s annual incentive plan.

Tax Gross-Up

The Company periodically reimburses executives the tax cost of any imputed non-cash taxable executive benefits that are provided for business reasons, such as, for example, financial counseling, certain commuting expenses and spousal business travel. Details as to the amounts involved for the Named

Executives are provided in the “Other Annual Compensation” column of the Summary Compensation Table on page 32.

Transportation

Pursuant to the Company’s security policies, the Company’s Chief Executive Officer is provided with a car and driver for all business and personal travel in the Hartford, New York City and St. Paul areas. In addition, the Chief Executive Officer is required to use the Company aircraft for all business and personal air travel provided, however, that Mr. Fishman must compensate the Company for international personal travel on Company aircraft at the maximum amount legally payable for such flights under applicable Federal Aviation Regulations, which is not to exceed the then applicable first class rate. Mr. Fishman is responsible for all taxes due on income imputed to him in connection with his personal use of Company means of transportation, other than taxes on travel expenses that are deemed commuting costs, as to which he is reimbursed by the Company.

Additional information with regard to transportation benefits is included in the “Company Security Policies and Valuation of Company Aircraft and Car and Driver Usage” section of this Proxy Statement.

Security

Security installation, repair, maintenance and monitoring of the Chief Executive Officer’s home security and protection equipment also is provided by the Company.

Pension and Other Benefits

The Company also provides other benefits such as pension, medical, dental and life insurance to each Named Executive, on the same terms as provided to all other U.S.-based Company employees. In addition to the qualified pension plan, the Company also has a nonqualified retirement plan which provides benefit accruals for all U.S.-based Company employees, including the Named Executives, with respect to compensation in excess of a set amount under the Internal Revenue Code, which in 2005 was $210,000. Additional information is included in the “Pension Benefits” section of this Proxy Statement.

Chief Executive Officer Employment Agreement

The Company entered into a five-year agreement with Mr. Fishman, which is described in further detail on pages 39 and 40.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code prohibits the Company from deducting compensation in excess of $1 million paid to its CEO or to any of the other Named Executives, unless certain requirements are met. The Committee has determined that it will make reasonable efforts, consistent with sound executive compensation principles and the needs of the Company, to seek to ensure that such payments are deductible by the Company. The Committee recognizes however, that unanticipated future events, such as a change of control of the Company or a change of executive personnel, could result in a disallowance of a compensation deduction under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m), when in the exercise of the Committee’s business judgment such award would be in the best interests of the Company.

Compensation of the Chief Executive Officer

The methods for determining Mr. Fishman’s salary and bonus opportunities under the Company’s Senior Executive Performance Plan are previously described in this report.

Pursuant to his employment agreement, Mr. Fishman’s annualized base salary is $1 million, and it has remained at that level since he joined the Company in October     2001. A summary of Mr. Fishman’s employment agreement is provided in the “Employment Contracts” section of this Proxy Statement.

In February 2006, the Subcommittee awarded Mr. Fishman an annual bonus under the Senior Executive Performance Plan consisting of $3,750,000 in cash and 31,006 CAP Shares with an aggregate grant date value of $1,388,759, which includes 3,098 CAP Shares with a value of $138,759 awarded pursuant to the CAP Discount.

In addition, under the terms of his employment agreement, Mr. Fishman earned long-term incentives in the form of 25,815 shares of restricted stock, 255,678 options and, for the performance period 2006-2008, 36,280 performance shares, all of which were awarded in February 2006. With respect to the 2006 option grant, Mr. Fishman waived the more favorable vesting provided for in his employment agreement, so as to ensure that the vesting of his options is consistent with that of other executives in the Company (i.e., 100% after three years from the date of grant).

Compensation of the Other Named Executive Officers

The methods and considerations the Subcommittee relied on to determine the salaries, bonus opportunities, stock option grants, restricted stock awards and performance shares for Messrs. MacLean, Benet, Heyman, and Lacher are described in the “Program Elements” section of this report and are similar to those used for Mr. Fishman.

The Subcommittee also reviewed summary reports prepared by management, with the assistance of the Compensation Consultant, with respect to each Named Executive. These reports reflect the total value of each Named Executive’s annual compensation, including salary, bonus, and long-term incentive compensation, as well as comparative executive compensation data with respect to similar positions at peer companies.

Mr. MacLean’s annualized base salary was increased from $525,000 to $650,000 effective April 1, 2005 and from $650,000 to $700,000 on May 3, 2005. In February 2006, under the Senior Executive Performance Plan, he was granted a bonus award of $1,875,000 in cash, 11,721 shares of restricted stock with a grant date value of $524,984 and 15,503 CAP Shares with a grant date value of $694,379, representing an aggregate grant date value of $1,219,363, which includes 1,549 CAP Shares with a value of $69,380 awarded pursuant to the CAP Discount. In addition, he was granted 16,410 performance shares with respect to the performance period 2006-2008, and 116,091 stock options.

Mr. Benet’s annualized base salary remained constant at $575,000 during 2005. In February 2006, under the Senior Executive Performance Plan, he was granted a bonus award of $1,125,000 in cash, 9,628 shares of restricted stock with a grant date value of $431,238 and 9,301 CAP Shares with a grant date value of $416,592, representing an aggregate grant date value of $847,830, which includes 929 CAP Shares with a value of $41,610 awarded pursuant to the CAP Discount. In addition, he was granted 13,480 performance shares with respect to the performance period 2006-2008, and 95,361 stock options.

Mr. Heyman’s annualized salary remained constant at $575,000 during 2005. In February 2006, under the Senior Executive Performance Plan, he was granted a bonus award of $1,125,000 in cash, 9,628 shares of restricted stock with a grant date value of $431,238 and 9,301 CAP Shares with a grant date value of $416,592, representing an aggregate grant date value of $847,830, which includes 929 CAP Shares with a value of $41,610 awarded pursuant to the CAP Discount. In addition, he was granted 13,480 performance shares with respect to the performance period 2006-2008, and 95,361 stock options.

Mr. Lacher’s annualized base salary was increased from $300,000 to $400,000 effective January 1, 2005, and from $400,000 to $500,000 on August 1, 2005. In February 2006, under the Senior Executive Performance Plan, he was granted a bonus award of $918,750 in cash, 6,977 shares of restricted stock with a grant date value of $312,500 and 7,596 CAP Shares with a grant date value of $340,225, representing an aggregate grant date value of $652,725, which includes 759 CAP Shares with a value of $33,996 awarded pursuant to the CAP Discount. In addition, he was granted 9,768 performance shares with respect to the performance period 2006-2008, and 69,102 stock options.

Executive Stock Ownership Policy

The Company also maintains an executive stock ownership policy pursuant to which executives are expected to accumulate and retain certain levels of Company equity ownership, depending on their respective levels of responsibility, so as to further align the interests of management and our shareholders. Under this policy, the Chairman and CEO has a target ownership level established as the lesser of 150,000 shares or the equivalent value of 500% of base salary. Vice Chairmen and Executive Vice Presidents have target ownership levels established as the lesser of 15,000 shares or the equivalent value of 150% of base salary and Senior Vice Presidents have target ownership levels established as the lesser of 5,000 shares or the equivalent value of 100% of base salary. Executives who have not achieved these levels of stock ownership are prohibited from selling shares upon exercising stock options or upon the vesting of their restricted stock.

The Committee periodically reviews stock ownership levels of all persons subject to this policy. In determining an executive’s share ownership level, the following equity components are valued as follows:  shares held directly by the executive, 100%; shares held indirectly through the Company’s 401(k) Plan or Deferred Compensation Plan, 100%; 50% of restricted shares; and a number of shares with a market value equal to 50% of any unrealized appreciation in stock options, whether vested or unvested. The extent, if any, to which performance shares will be counted in determining an executive’s share ownership level has not yet been determined.

Each of the Named Executives has achieved stock ownership levels in excess of the applicable multiple set forth above.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Leslie B. Disharoon (Chairman), Kenneth M. Duberstein, Lawrence G. Graev, Blythe J. McGarvie and Glen D. Nelson

and by

The Executive Compensation Subcommittee of the Compensation Committee: Leslie B. Disharoon (Chairman), Kenneth M. Duberstein and Blythe J. McGarvie.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the CEO and the four most highly compensated officers other than the CEO (collectively, the “Named Executives”).

					Long-Term Compensation Awards
		Annual Compensation			Restricted	Securities Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Stock Award(s) ($)(3)	Options/ SARs (#)		All Other Compensation ($)(5)	Total(7)
J.S. Fishman	2005	$1,000,000	$3,750,000	$714,030	$2,812,499	483,201	(4)	$5,000	$8,281,529
Chairman, Chief Executive	2004	$1,038,462	$1,012,500	$641,770	$337,499	500,000		$62,307	$3,092,538
Officer and President	2003	$1,000,000	$2,000,000	$733,514	$666,655	600,000		$60,000	$4,460,169
B. W. MacLean	2005	$651,875	$1,875,000	$69,959	$2,268,734	264,939	(4)	$5,000	$4,870,568
Executive Vice President	2004	$477,273	$600,000	$22,219	$449,989	69,130		$2,500	$1,551,981
and Chief Operating Officer(6)	2003	$350,000	$487,500	$54,140	$162,504	9,766		$1,500	$1,055,644
J. S. Benet	2005	$575,000	$1,125,000	$85,011	$1,662,445	223,234	(4)	$5,000	$3,452,456
Vice Chairman and Chief	2004	$527,274	$675,000	$87,462	$474,980	64,132		$2,500	$1,767,216
Financial Officer(6)	2003	$425,000	$750,000	$143,001	$249,980	13,203		$1,500	$1,569,481
W. H. Heyman	2005	$575,000	$1,125,000	$167,539	$1,412,454	221,337	(4)	$1,856,669	$5,136,662
Vice Chairman and Chief	2004	$578,847	$600,000	$156,108	$200,008	100,000		$34,731	$1,569,694
Investment Officer	2003	$500,000	$562,500	$140,317	$187,514	100,000		$30,000	$1,420,331
J. P. Lacher, Jr.	2005	$441,666	$918,750	$45,370	$1,518,727	185,754	(4)	$5,000	$2,929,513
Executive Vice President,	2004	$300,000	$562, 500	$20,814	$274,995	23,986		$2,500	$1,160,809
Personal(6)	2003	$275,000	$450,000	$50,004	$149,971	5,106		$1,500	$926,475

(1)                 The bonus amounts shown were earned in the year indicated and paid under the Senior Executive Performance Plan in the following year.

(2)                 Included in “Other Annual Compensation” is the aggregate incremental cost to the Company of providing various perquisites and the value of CAP Discount Shares awarded to the Named Executives.

                           For Mr. Fishman for 2005, 2004 and 2003, respectively, the following amounts are included: (a) $383,546, $360,543, and $437,167 for personal use of Company aircraft; (b) $138,835, $144,291, and $136,260 for use of a Company car and driver; (c) $0, $0, and $7,129 for lodging expenses; (d) $19,950, $28,222, and $47,710 representing tax reimbursements for the payment of taxes on the associated imputed income relating to commuting expenses; (e) $15,568, $15,361 and $15,219 for amounts that the Company paid for financial counseling services and related financial planner travel expenses provided by the Company and $11,828, $7,464 and $7,735 for the reimbursement of taxes on the associated imputed income on the foregoing items; (f) $5,544, $4,930 and $8,283 for personal security expenses pursuant to the Executive Security Program paid on Mr. Fishman’s behalf for locations other than his corporate offices; and (g) $138,759, $37,451 and $74,011 of grant date value of CAP Shares earned in the year indicated but awarded in the following year pursuant to the CAP Discount. For 2004, the Company paid $43,508 on Mr. Fishman’s behalf for certain legal fees relating to his employment agreement, including the reimbursement for taxes thereon.

                           The Company requires that Mr. Fishman use Company aircraft for business and personal travel. For information about the Company’s security policies and executive use of Company owned aircraft, see “Company Security Policies and Valuation of Company Aircraft and Car and Driver Usage”.

                           For 2005, Mr. MacLean received $579 for reimbursement for paying taxes on the associated imputed income for personal travel expenses on company-sponsored business trips. For 2005, 2004 and 2003, respectively, Mr. MacLean received $69,380, $22,219 and $54,150 of grant date value of CAP Shares earned in the year indicated but awarded in the following year pursuant to the CAP Discount.

                           For Mr. Benet for 2005, 2004 and 2003, respectively, the following amounts are included: (a) $13,573, $25,895 and $25,512 of company-paid housing expenses for an apartment in Hartford, Connecticut; (b) $12,068, $11,437 and $12,074 for financial counseling services provided by the Company; (c) $17,760, $25,138 and $22,075 for reimbursement of taxes on the associated imputed income on the foregoing items and other personal travel expenses on Company-sponsored business trips; and (d) $41,610, $24,992 and $83,340 of grant date value of CAP Shares earned in the year indicated but awarded in the following year pursuant to the CAP Discount. For 2004, “Other Annual Compensation” also includes $3,362 for personal travel expenses.

                           For Mr. Heyman for 2005, 2004 and 2003, respectively, the following amounts are included: (a) $39,879, $40,301 and $35,672, principally for transportation expenses (air and ground transportation) for Mr. Heyman’s commuting expenses from his principal residence in New York, New York to St. Paul, Minnesota; (b) $24,000, $24,000 and $24,000 for lodging expenses in St. Paul, Minnesota; (c) $62,050, $69,588 and $59,848 for reimbursement of taxes on the income imputed on the foregoing items; and (d) $41,610, $22,219 and $20,797 of grant date value of CAP Shares earned in the year indicated but awarded in the following year pursuant to the CAP Discount.

                           For 2005, Mr. Lacher received $6,644 for financial counseling services and related financial planner travel expenses provided by the Company and $4,730 for the reimbursement of taxes on the associated imputed income on the foregoing item and other personal travel expenses on Company-sponsored business trips. For 2005, 2004 and 2003, respectively, Mr. Lacher received $33,996, $20,814 and $50,004 of grant date value of CAP Shares earned in the year indicated but awarded in the following year pursuant to the CAP Discount.

(3)                 From the date of award of all shares of restricted stock described below and those described in the previous footnote, the recipient can vote the restricted shares and will receive cash dividends at the same times and amounts per share as all other holders of common stock.

                           For 2005, the amounts displayed include the values on the respective dates of award of the following restricted stock awards:

(i)               Pursuant to the terms of Mr. Fishman’s Employment Agreement, in January 2005, $1,562,500 (42,264 shares) of restricted stock;

(ii)            January 2005 long-term incentive awards granted to: Mr. Fishman – $0, Mr. MacLean – $131,244 (3,550 shares), Mr. Benet – $143,739 (3,888 shares), Mr. Heyman – $143,739 (3,888 shares) and Mr. Lacher – $100,004 (2,705 shares);

(iii)         January 2005 special one time retention awards to: Mr. Fishman – $0, Mr. MacLean – $987,506 (26,711 shares), Mr. Benet – $712,486 (19,272 shares), Mr. Heyman – $462,495 (12,510 shares) and Mr. Lacher – $799,994 (21,639 shares);

(iv)          February 2006 awards under the Senior Executive Performance Plan earned in 2005 but awarded in 2006 to: Mr. Fishman – $0, Mr. MacLean – $524,984 (11,721 shares), Mr. Benet – $431,238 (9,628 shares), Mr. Heyman – $431,238 (9,628 shares) and Mr. Lacher – $312,500 (6,977 shares); and

(v)             February 2006 CAP Shares earned in 2005 but awarded in 2006 under the Senior Executive Performance Plan to: Mr. Fishman – $1,249,999 (27,908 shares), Mr. MacLean – $625,000 (13,954 shares), Mr. Benet – $374,982 (8,372 shares), Mr. Heyman – $374,982 (8,372 shares) and Mr. Lacher – $306,229 (6,837 shares).

                           For 2004, the amounts displayed include the values on the respective dates of award of the following restricted stock awards:

(i)               April 2004 long-term incentive awards granted to: Mr. Fishman – $0, Mr. MacLean – $249,981 (5,875 shares), Mr. Benet – $249,981 (5,875 shares), Mr. Heyman – $0 and Mr. Lacher – $87,483 (2,056 shares); and

(ii)            January 2005 CAP Shares earned in 2004 but awarded in 2005 under the Senior Executive Performance Plan to: Mr. Fishman – $337,499 (9,129 shares), Mr. MacLean – $200,008 (5,410 shares), Mr. Benet – $224,999 (6,086 shares), Mr. Heyman – $200,008 (5,410 shares) and Mr. Lacher – $187,512 (5,072 shares).

                           For 2003, the amounts displayed include the values on the respective dates of award of the following restricted stock awards:

(i)               February 2004 CAP Shares earned in 2003 but awarded in 2004 to: Mr. Fishman – $666,655 (15,547 shares) and Mr. Heyman – $187,514 (4,373 shares); and

(ii)            January 2004 legacy Travelers CAP Shares earned in 2003 but awarded in 2004 to: Mr. MacLean – $162,504 (3,929 shares), Mr. Benet – $249,980 (6,044 shares) and Mr. Lacher – $149,971 (3,626 shares).

                           The table below sets forth, as of December 31, 2005, (i) total holdings of restricted stock for the Named Executives; (ii) the number of shares vesting in fewer than three years from the date of grant; and (iii) the market value of these shares as of December 31, 2005 (based on the closing price of our common shares on December 30, 2005, which was $44.67).

Named Executive	Total Restricted Shares	Shares vesting in fewer than three years from grant date(a)	Aggregate Market Value
J.S. Fishman	69,679	27,415	$3,112,561
B.W. MacLean	52,295	6,011	$2,336,018
J.S. Benet	51,890	6,762	$2,317,926
W.H. Heyman	27,267	10,869	$1,218,017
J.P. Lacher, Jr.	40,887	5,635	$1,826,422

(a)                 Restricted stock granted to all Named Executives on January 25, 2005, that will vest on January 25, 2007, and restricted stock granted to Messrs. Fishman and Heyman on February 2, 2004 that vested on February 2, 2006.

(4)                 For Mr. Fishman, these stock options were granted in 2005. For Messrs. MacLean, Benet, Heyman and Lacher, this is the total of all stock options granted to each of them in 2005 and 2006, except reload options granted in 2006.

(5)                 For 2005, the amounts displayed in the table include $5,000 contributions in the form of common stock under the St. Paul Travelers qualified savings plan for all Named Executives.

For 2005, the amount displayed for Mr. Heyman includes $1,851,669 paid to him pursuant to the terms of the April 29, 2005 letter agreement described in the “Employment Contracts” section of this Proxy Statement, in exchange for his waiver of rights and agreement to certain terms under the Company’s Amended and Restated Special Severance Policy.

For 2004, the amounts displayed in the table include contributions in the form of Series B convertible preferred stock and preferred stock equivalents, under the legacy St. Paul qualified and nonqualified savings plans in the following amounts:  for Mr. Fishman, $62,307, and for Mr. Heyman, $34,731.

For 2004, the amounts included in the table for Messrs. MacLean, Benet, and Lacher include contributions made by the Company to the legacy Travelers 401 (k) plan of $2,500 each.

For 2003, the amounts displayed in the table include contributions in the form of Series B convertible preferred stock and preferred stock equivalents, under the legacy St. Paul qualified and non-qualified savings plans in the following amounts:  for Mr. Fishman, $60,000; and for Mr. Heyman, $30,000.

For 2003, the amounts displayed in the table for Messrs. MacLean, Benet, and Lacher include contributions made by the Company to the legacy Travelers 401 (k) plan of $1,500.

(6)                 Prior to the Merger, Mr. MacLean was the Executive Vice President, Claim Services, Mr. Benet was the Executive Vice President and Chief Financial Officer, and Mr. Lacher was the Executive Vice President and CEO, Personal Lines, of Travelers. Accordingly, the compensation reported in the above table for 2003 for Messrs. MacLean, Benet, and Lacher was paid by Travelers.

In addition to the Travelers cash compensation reported for Messrs. MacLean, Benet, and Lacher for 2003, Messrs. MacLean, Benet, and Lacher received grants of Travelers restricted common stock and Travelers stock options in 2003. The dollar value of the 2003 restricted stock grants for Messrs. MacLean, Benet, and Lacher reflect the fair market value of Travelers Class A common stock as of the dates of grant. The 2003 Travelers stock option grants reported in the table above have been restated to give effect to the conversion of the Travelers stock options to Company stock options that occurred in the Merger. In connection with the Merger, all Travelers restricted stock and stock option grants were converted to Company restricted stock and stock options upon substantially the same terms and conditions as the Travelers grants. The number of shares subject to each new Company stock option equaled the number of shares subject to each Travelers stock option multiplied by the 0.4334 Merger exchange ratio, rounded down to the nearest whole number. The exercise price of each new Company stock option equaled the exercise price of each Travelers stock option divided by the 0.4334 Merger exchange ratio, rounded up to the nearest penny. The number of shares for each new Company restricted stock grant equaled the number of shares subject to each Travelers restricted stock grant multiplied by the 0.4334 Merger exchange ratio, rounded down to the nearest whole number. The restricted stock and/or stock option grants made to Messrs. MacLean, Benet, and Lacher in 2004 and 2005 were with respect to Company common stock.

(7)                 This is the sum of the amounts listed in the Salary, Bonus, Other Annual Compensation, Restricted Stock Awards and All Other Compensation columns.

Company Security Policies and Valuation of Company Aircraft and Car and Driver Usage

The Company owns and leases aircraft for the purpose of encouraging and facilitating business travel by senior executives, including the Named Executives, to the Company’s extensive field operations across the United States. The pilots who fly the Company-owned aircraft are salaried employees of the Company.

Mr. Fishman has been directed by the Board to use the Company-owned aircraft for all air travel, business and personal provided, however, that Mr. Fishman must compensate the Company for international personal travel on Company aircraft at the maximum amount legally payable for such flights under applicable Federal Aviation Regulations, which is not to exceed the then applicable first class rate. The Company believes this provides several business benefits to the Company. In addition to those described above, the policy is intended to ensure the personal safety of Mr. Fishman, who maintains significant public roles as the leader of the Company. In addition, the policy is intended to ensure and maximize his time available for Company business. The Governance Committee reviews semi-annually Mr. Fishman’s personal use of the Company’s aircraft.

The methodology that the Company uses to value personal use of the Company-owned aircraft as a perquisite calculates the incremental cost to the Company of providing the benefit based on the actual cost of fuel, crew hotels and meals, on-board catering, trip-related maintenance, landing fees, trip-related hangar/parking costs and smaller variable costs. Because the Company-owned aircraft are used primarily for business travel, the methodology excludes the fixed costs which do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft and the cost of maintenance not related to trips. In 2005, the value of Mr. Fishman’s personal and commuting use of Company aircraft represented approximately 10 percent of the aggregate incremental cost to the Company of all 2005 aircraft use.

For security reasons, a Company car and driver are available to Mr. Fishman for business and personal use. The methodology that the Company uses to value personal use of the Company car and driver as a perquisite calculates the incremental cost to the Company, which is the sum of the driver’s annual salary, the annual lease value of the car, the cost of fuel for the miles driven, and other minor incidental charges.

Stock Options

The following two tables summarize option grants and exercises during 2005 to or by the Named Executives and the value of the stock options held by such persons at December 31, 2005. No stock appreciation rights were granted to the Named Executives during 2005, nor were any stock appreciation rights outstanding as of December 31, 2005.

Stock Options Granted in 2005

The following table shows 2005 grants to the Named Executives of options to purchase Company common stock. The value of stock options depends upon a long-term increase in the market price of the common stock. If the stock price falls below or does not increase beyond the option exercise price between its dates of vesting and expiration, the options will become worthless.

In the table below options are described as either “initial” or “reload.” Unless a particular option is given different terms, the per share exercise price of all options is the composite closing price on the NYSE on the trading day immediately preceding the option grant date. Initial options generally vest in cumulative installments of 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date, so that the options become fully exercisable four years after the date of grant. Generally they remain exercisable until the tenth anniversary of the grant date. In 2005, a special stock option grant was made to certain of the Named Executives that vests in cumulative installments of 50% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the date of grant. Options under this special option grant generally remain exercisable until the tenth anniversary of the date of grant.

Prior to the Merger, both St. Paul and Travelers had had stock option reload programs. St. Paul eliminated its reload program with respect to initial option grants made after February 1, 2004, and Travelers eliminated its reload program with respect to initial option grants made after January 23, 2003. Holders of options granted under either of those reload programs can use common stock that they have owned for at least six months to pay the exercise price of those reload options and have shares withheld to pay income taxes on the gain that is realized upon exercise. They then receive a new reload option to purchase the same number of shares they used to pay the exercise price and/or had withheld for taxes. The exercise price of the new reload option is equal to the fair market value of the Company’s common stock on the date the original option was exercised.

Reload options are subject to several restrictions, including the following: (i) the option holder cannot receive a reload option unless the market price of the common stock on the exercise date is at least 20% greater than the exercise price (an option holder can exercise an option at a lower price, but he or she will not receive a reload option); (ii) if the option holder receives a reload option, the shares acquired must be held for one year for legacy St. Paul grants and for two years for legacy Travelers grants, other than a small portion to account for the difference between the statutory minimum tax withholding rate and the highest marginal tax rate; (iii) the reload option does not vest (i.e., become exercisable) for one year for legacy St. Paul grants and for six months for legacy Travelers grants; and (iv) the expiration date of the reload option is the same as that of the initial option grant.

OPTION GRANTS IN 2005

Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in 2005		Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
	Initial	Reload	Initial	Reload
J.S. Fishman	483,201		9.8323%		$36.97	1/25/2015	$5,442,486
B. W. MacLean		433		0.0088%	$40.99	9/24/2007	$1,595
		419		0.0085%	$43.05	9/24/2007	$1,631
		3,794		0.0772%	$45.14	11/2/2008	$15,084
		1,660		0.0338%	$45.41	11/2/2008	$6,301
		159		0.0032%	$46.61	11/2/2008	$622
	142,383		2.8972%		$36.97	1/25/2015	$1,654,656
J.S. Benet		738		0.0150%	$44.63	11/2/2008	$2,897
		4,927		0.1003%	$46.23	11/2/2008	$19,087
		4,306		0.0876%	$45.14	11/2/2008	$17,120
	117,902		2.3991%		$36.97	1/25/2015	$1,364,732
W.H. Heyman		33,845		0.6887%	$44.29	2/4/2013	$307,095
	92,131		1.8747%		$36.97	1/25/2015	$1,061,566
J.P. Lacher, Jr.		408		0.0083%	$40.99	9/24/2007	$1,502
		240		0.0049%	$44.29	9/24/2007	$934
		374		0.0076%	$46.61	9/24/2007	$1,462
		657		0.0134%	$46.23	11/2/2008	$2,545
		756		0.0154%	$45.14	11/2/2008	$3,006
		826		0.0168%	$44.02	11/30/2008	$3,192
	113,391		2.3073%		$36.97	1/25/2015	$1,318,436

(1)                The initial stock options granted to Messrs. Fishman, MacLean, Benet, Heyman and Lacher include grants made on January 25, 2005 which vest 50% after two years from the date of grant and 25% on each of the third and fourth anniversaries of the grant date. In addition, special stock option grants were made on January 25, 2005 to Messrs. MacLean, Heyman, Benet and Lacher, which vest 50% on the fourth and fifth anniversaries of the grant date.

         Stock option grants of 116,091, 95,361, 95,361 and 69,102 made in February 2006 for 2005 performance (“2006 Stock Options”) to Messrs. MacLean, Benet, Heyman and Lacher, respectively, are not reflected in the table above, but are included in the Summary Compensation Table on page 32. The 2006 Stock Options vest 100% after three years from the date of grant, and have an expiration date of February 6, 2016.

(2)                The “grant date present value” numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing the model.

•       Stock price volatility was calculated using the average historical volatility of the common stock of an industry peer group over the estimated option life based on the mid-month of the option grant.

•       The risk-free interest rate for each option grant was the interpolated market yield for the mid-month of the option grant on a Treasury bill with a term identical to the subject estimated option life, as reported by the Federal Reserve.

•       The dividend yield was based upon the Company’s 2005 annual dividend rate which was assumed to be constant over the life of the option.

•       For initial options, which vest over a four or five year period, exercise was assumed to occur approximately five to seven years after the date of grant, based on the assumption that exercise would occur evenly throughout the period between the vesting date and the expiration date.

•       For the reload options granted to Messrs. Benet, MacLean, and Lacher which vest six months after the date of grant, exercise was assumed to occur approximately one to three years after the grant date, based on the assumption that exercise would occur evenly throughout the period between the vesting date and expiration date.

•       For the reload option granted to Mr. Heyman, which vests one year after the date of grant, exercise was assumed to occur approximately four years after the grant date, based on the assumption that exercise would occur evenly throughout the period between the vesting date and expiration date.

Option Exercises Table

The following table shows the aggregate number of shares underlying options for common stock exercised in 2005 and the value at year-end of outstanding in-the-money options for common stock, whether or not exercisable.

AGGREGATED OPTION EXERCISES IN 2005 AND
DECEMBER 31, 2005 YEAR-END OPTION VALUES

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
J.S. Fishman	0	$0	2,237,245	858,201	$8,467,383	$4,391,898
B.W. MacLean	7,942	$59,036	100,012	245,440	$111,563	$1,294,574
J.S. Benet	11,895	$90,538	116,099	229,789	$115,592	$1,112,409
W.H. Heyman	40,622	$542,304	284,378	200,976	$860,010	$856,520
J.P. Lacher, Jr.	3,914	$29,493	71,675	162,556	$74,330	$965,707

Pension Benefits

The St. Paul and the Travelers qualified pension plans were combined effective December 31, 2004. All of the Named Executives began participating in the Company’s new pension plan as of January 1, 2005. The amount of their remuneration that is considered by the Company’s qualified plan for 2005 is the amount set forth in the salary and bonus (in the form of cash and certain restricted stock awards) columns of the Summary Compensation Table up to the qualified plan compensation limit of $210,000 in 2005. Any such remuneration exceeding the qualified plan contribution limit is covered by the Company’s nonqualified pension plans. The benefits in the pension plan accrue at a rate between 2% and 6% of the cash balance in the participant’s hypothetical account, depending on age and years of service. Interest credits are applied quarterly to the prior quarter’s account balance; these interest credits are based on the yield on 10-year U.S. treasury bonds. Although the normal form of distribution is an annuity, the hypothetical account balance also may be payable as a lump sum.

In addition to the qualified pension plan, the Company has a nonqualified retirement plan which provides benefit accruals in respect of compensation or benefits exceeding Internal Revenue Code limitations. Compensation covered by the nonqualified plan was that which exceeded $210,000 in 2005, or in respect of benefits accrued in excess of the Internal Revenue Code benefit limit which was $170,000 in 2005. The formula governing these nonqualified accruals mirrors the applicable formula in the qualified pension plan. The benefits payable under the nonqualified plans are unfunded and will be paid from the Company’s general assets.

The estimated annual benefit provided in total by the cash balance formula described above under the qualified and nonqualified plans, expressed in the form of single life annuity, is as follows:

Executive	Complete Years Of Service Through December 31, 2005	Estimated Annual Benefit Payable at age 65(1)
J.S. Fishman	18	$227,040
B.W. MacLean	18	$174,818
J.S. Benet	15	$154,615
W.H. Heyman	15	$75,617
J.P. Lacher, Jr.	15	$285,493

(1)                 These estimates are based on the following assumptions:

•       The benefit is determined as of age 65 and assumes employment until such age.

•       Pay is assumed to remain at 2005 levels, while bonuses are assumed to be 100% of base pay.

•       The average interest-crediting rate for the cash balance (4.21%) remains constant.

•       The interest rate used to convert hypothetical account balances to annual annuities in 2005 (4.9%) remains constant.

•       The mortality table (as prescribed in Revenue Ruling 2001-62) is used to convert hypothetical account balances to annual annuities in 2005.

•       Regulatory limits on compensation and benefits and the Social Security Wage Base remain constant at 2005 levels.

Employment Contracts

J.S. Fishman—Effective April 1, 2004, Mr. Fishman entered into an employment agreement with the Company for a five-year term. Commencing on the fourth anniversary of the effective date, and on each anniversary thereafter, the agreement’s term automatically renews for an additional one-year period, as long as neither the Company nor Mr. Fishman provide the other with written notice prior to the applicable anniversary date stating their intention that the agreement not be so extended. The agreement provides that Mr. Fishman serve as Chief Executive Officer of the Company and, on or before January 1, 2006, that he also serve as Chairman.

Mr. Fishman is entitled to receive a base annual salary of at least $1 million, an annual bonus with a target amount of at least 150% of his base salary and beginning in February of 2005 and in each calendar year thereafter, an annual long-term incentive grant, consisting of stock options, restricted stock, other equity-based awards or a combination thereof, in an amount with a valuation upon the date of grant equal to not less than $6.25 million. For 2005, the annual long-term incentive grant was made in January instead of February pursuant to the mutual agreement of Mr. Fishman and the Company. Under the terms of the agreement, each long-term incentive grant is subject to four-year pro rata vesting and fully vests on an accelerated basis in the event of earlier termination of employment for specified reasons, including termination of employment by the Company without “cause” or by Mr. Fishman’s resignation for “good reason” (each as defined in the employment agreement). With respect to his February 2006 option grant, Mr. Fishman waived the more favorable vesting provided for in his employment agreement in exchange for vesting of that option on terms consistent with those of the other executives in the Company (i.e., 100% on the third anniversary of the date of grant).

Within the agreement, Mr. Fishman affirmed and acknowledged that, as long as he remains in the positions described above, his intent is to forego any exercise of stock options granted to him prior to 2004 (which immediately vested as a result of the Merger) until such options otherwise would be exercisable in accordance with their original terms and vesting schedules, without consideration of the Merger or the change-in-control provisions. Mr. Fishman also affirmed and acknowledged that (i) the options granted to him in February of 2004 did not fully vest as a result of the Merger but will vest in accordance with the terms of the award documents governing such options, and (ii) he would not exercise his rights under the Company’s Amended and Restated Special Severance Policy to resign during specified periods following, and as a result of, the consummation of the Merger.

If Mr. Fishman’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the agreement), he will receive a payment equal to three times the sum of his base salary and the greater of his target bonus or his bonus for the preceding year, up to three years of medical and dental coverage and immediate vesting of all stock options, restricted stock and other equity awards. In addition, all outstanding options will remain exercisable for the lesser of five years (or one year, in the case of a without “cause” termination) or the remainder of their term. If Mr. Fishman’s employment is terminated within two years after a Change in Control by the Company other than for Cause, or by him for Good Reason, or if his employment terminates for any reason during the 30-day period commencing on the anniversary of the Change in Control, Mr. Fishman would become entitled to certain benefits. The term “Cause” is generally defined as willfully engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates or willful and continued failure to perform substantially his or her duties after a written demand is delivered by the Board. “Good Reason” is defined to include such situations as a change in duties or responsibilities that is inconsistent in any materially adverse respect with Mr. Fishman’s positions, duties, responsibilities or status prior to the Change of Control, a materially adverse change in the Named Executive’s titles and offices (including, membership on the Board) as in effect immediately prior to the Change of Control, a reduction in Mr. Fishman’s rate of base salary or annual target bonus opportunity, job relocations of a certain type and failure to maintain benefits that are substantially the same as are in effect when the Change of Control occurs.

The following is a summary of the severance benefits that would be provided to Mr. Fishman if he were terminated without “cause” or if he were to resign for “good reason”:

1.                a lump sum severance payment equal to three times the sum of (i) the highest annual base salary rate payable to him during the 12-month period immediately prior to termination and (ii) his target bonus for the year of termination;

2.                three years coverage in those medical, dental, disability and life insurance programs in which he participated on the date employment terminated;

3.                Outplacement assistance that is no less favorable than under the terms of the outplacement assistance plan applicable to him at the time of the Change of Control would be provided, unless he elected to receive a lump sum cash payment in lieu thereof;

4.                reimbursement for any “excess parachute payments” excise tax (and the income and excise taxes on such reimbursement), subject to certain limitations.

In the event Mr. Fishman is subject to excise tax under Section 4999 of the Internal Revenue Code on any payments to him under the employment agreement or otherwise, the Company will make a gross-up payment to compensate him for such tax liability. Mr. Fishman is subject to certain confidentiality, non-compete and non-solicitation provisions under the employment agreement.

Mr. Fishman’s employment agreement also provides that his obligation to reimburse the Company for international, personal use of corporate aircraft be equal to the maximum amount legally payable under FAA regulations, not to exceed the then applicable first class rate, and it sets forth certain other terms consistent with FAA regulations applicable to such use of the aircraft.

W.H. Heyman—On April 29, 2005, Mr. Heyman executed a letter agreement with the Company pursuant to which he waived his rights and agreed to certain terms under the Company’s Amended and Restated Special Severance Policy (the “Policy”) in exchange for consideration described below.

For purposes of the letter agreement and the Policy, Mr. Heyman and the Company agreed that (a) the Merger resulted in a Change in Control for purposes of the Policy and (b) Mr. Heyman would be entitled to receive severance benefits under the Policy if he had a Qualifying Termination (as defined under the Policy) and signed a Release and Separation Agreement.

In exchange for Mr. Heyman’s waiver of rights under the Policy and agreement to the terms of the letter agreement, the Company agreed to pay a cash payment of $1,851,669, less applicable withholdings.

The consideration paid to Mr. Heyman pursuant to the letter agreement is in satisfaction of, and not in addition to, payments otherwise provided under the Policy or any other Company severance plan or contractual agreement under which Mr. Heyman could assert that the Company is obligated to provide benefits, for a period extending three years from the date that the letter agreement was executed.

Mr. Heyman agreed that if his employment with the Company were to terminate prior to April 2, 2008, he would be subject to certain restrictive covenants for a period of twelve months following the date of termination. These covenants include restrictions on the solicitation of the Company’s employees and solicitation or interference with the Company’s existing commercial relationships.

Mr. Heyman executed on April 29, 2005 a second letter agreement with the Company pursuant to which he released the Company and its related entities and their past, present and future respective agents, officers, directors, shareholders, employees and assigns from certain liabilities. Mr. Heyman also agreed, subject to certain exceptions, not to bring any action against these parties with respect to any claim released or arising out of his employment with the Company up through the date he signed the letter agreement.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph shows a five-year comparison of the cumulative total return for the Company’s common stock and the common stock of companies included in the S&P 500 Index and the S&P Property-Casualty Index, which the Company believes is the most appropriate comparative index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
THE ST. PAUL TRAVELERS COMPANIES, INC.
S&P 500 INDEX AND S&P PROPERTY-CASUALTY INDEX

(1)                Assumes $100 invested in common shares of The St. Paul Companies, Inc. on December 31, 2000. The performance reflected is that of The St. Paul Companies, Inc. only until the date of the Merger (April 1, 2004), and is that of The St. Paul Travelers Companies, Inc. thereafter.

(2)                Companies in the S&P Property-Casualty Index as of December 31, 2005 were the following: The St. Paul Travelers Companies, Inc., ACE Ltd., AMBAC Financial Group, Inc., Safeco Corporation, The Chubb Corporation, Cincinnati Financial Corporation, Progressive Corporation, Allstate Corporation, MBIA, Inc. and XL Capital, Ltd.

Returns of each of the companies included in this index have been weighted according to their respective market capitalizations.

SHARE OWNERSHIP INFORMATION

5% Owners

Based on information available to the Company, as of February 28, 2006, the only shareholders known to the Company to beneficially own as much as 5% of any class of the Company’s capital stock are:

Beneficial Owner	Amount and Nature of Beneficial Ownership of Company Stock		Percent of Class of Company Stock
Dodge & Cox 555 California Street San Francisco, CA 94104	42,472,995	(1)	6.1	%(1)
Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109	449,971	(2)	100	%(2)

(1)                Dodge & Cox’s Schedule 13G reported beneficial ownership of common stock as of December 31, 2005 on behalf of its clients which may include registered investment companies, employee benefit plans, pension funds, endowment funds or other institutional clients.

(2)                As trustee under The St. Paul Travelers Companies, Inc. 401(k) Savings Plan, Fidelity Management Trust Company held 100% of the 449,971 outstanding shares of Series B convertible preferred stock as of  February 28, 2006. Each share of Series B convertible preferred stock is convertible into eight shares of common stock.

Stock Ownership of Directors and Executive Officers

The following table shows as of February 28, 2006 the beneficial ownership of capital stock of the Company by each director of the Company, each of the Named Executives and all directors, Named Executives and other executive officers of the Company as a group.

	Number of Shares or Units Beneficially Owned as of February 28, 2006(1)
	Column A	Column B	Column C	Column D
Name of Beneficial Owner	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 Days of February 28, 2006	Stock Equivalent Units(3)	Total Stock-Based Ownership(6)
J.S. Fishman(4)	291,431	2,362,245	0	2,653,676
B.W. MacLean	90,535	148,540	0	239,075
J.S. Benet	88,436	153,311	0	241,747
W.H. Heyman(4)	91,124	258,487	0	349,611
J.P. Lacher, Jr.	61,104	94,009	0	155,113
J.H. Dasburg(5)	59,395	44,889	26,390	130,674
L.B. Disharoon	19,806	6,489	0	26,295
J.M. Dolan	140	21,889	200	22,229
K.M. Duberstein(5)	10,299	41,581	2,550	54,430
L.G. Graev(5)	5,777	15,889	1,369	23,035
T.R. Hodgson(5)	6,288	42,889	3,080	52,257
R.I. Lipp	450,215	1,974,668	0	2,424,883
B. McGarvie	981	3,756	0	4,737
G.D. Nelson, M.D(5)	98,297	44,889	31,118	174,304
C. Otis, Jr.	3,639	6,489	0	12,264
L.J. Thomsen	1,486	6,489	0	7,975
All Directors, Named Executives and Executive Officers as a group (20 persons)(4)	1,435,034	5,523,318	64,707	7,022,623

(1)     As of February 28, 2006, (i) no director, Named Executive or executive officer beneficially owned 1% or more of the Company’s outstanding common stock or the Series B convertible preferred stock of the Company or 1% or more of the aggregate combined voting power of the outstanding common stock and Series B convertible preferred stock; and (ii) the directors, Named Executives and executive officers of the Company as a group beneficially owned approximately 0.21% of the common stock of the Company and approximately 0.13% of the Series B convertible preferred stock of the Company, and approximately 0.21% of the aggregate combined voting power of the outstanding common stock and Series B convertible preferred stock.

(2)     Included are (i) common shares owned outright; (ii) restricted shares; (iii) common shares held in the Company’s 401(k) Savings Plan; (iv) common share equivalents of Series B convertible preferred shares, which can be distributed in the form of common shares, held in the Company’s 401(k) Savings Plan; (v) shares held by family members of the following: Mr. MacLean – 40 held by his son, Mr. Lacher – 47 held by his spouse, Mr. Disharoon – 478 held by his spouse, and Ms. Thomsen – 432 held by her children; and (vi) the following shares which are held in trust: Mr. Fishman - 131,936 (in grantor retained annuity trusts); Mr. Dasburg - 44,103 (in a trust of which Mr. Dasburg is the sole beneficiary) and 5,278 over which Mr. Dasburg has investment and voting control and which are held in a foundation; Mr. Lipp - 200,856 (in grantor retained annuity trusts); and Dr. Nelson - 92,306 (in a trust with respect to which Dr. Nelson is both grantor and trustee). Since Mr. Fishman disclaims beneficial ownership of 218 shares held by his children’s 12-year trust, those shares are not included in the table.

(3)     All non-employee directors, except Mr. Lipp, have deferred stock units, each of which will be distributed in the future as a share of the Company’s common stock, through the Company’s 2004 Stock Incentive Plan, its Deferred Compensation Plan for Non-Employee Directors or through the legacy deferred stock plan of either St. Paul or Travelers. Column C lists those deferred stock units that would be converted to shares of common stock and distributed to directors within 60 days, if any of them were to have retired as a director on February 28, 2006. In addition, the following deferred stock units (which are not reflected in the table) would be converted to shares of the Company’s common stock and issued to the directors indicated more than 60 days following their retirement as a director: Mr. Dasburg - 2,796, Mr. Disharoon - 12,574, Ms. Dolan - 6,151, Mr. Duberstein - 14,222, Mr. Graev - 4,388, Mr. Hodgson - 15,119, Ms. McGarvie - 3,835, Dr. Nelson - 5,765, Mr. Otis - 6,176, and Ms. Thomsen - 7,126.

(4)     Through a legacy St. Paul nonqualified executive benefit plan, under which no additional benefits can be awarded, phantom Series B convertible preferred shares, each of which has a value equivalent to 8 common shares, were held as of February 28, 2006 for: Mr. Fishman - 4,001 common share equivalents; Mr. Heyman - 1,116 common share equivalents; and the directors, Named Executives and executive officers as a group - 5,750 common share equivalents. Since the value of these phantom shares is distributable only in the form of cash, they are not included in the table above.

(5)     The following number of phantom common shares are held for the account of each of the following directors under the legacy St. Paul deferred compensation plan for non-employee directors, into which no additional compensation can be deferred: Mr. Dasburg - 5,016; Mr. Duberstein - 5,976; Mr. Graev - 827; Mr. Hodgson - 452; and Dr. Nelson - 5,992. Since the value of these phantom shares is distributable only in the form of cash, they are not included in the table above.

(6)     These amounts are the sum of the number of shares shown in Column A, those listed in Column B which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days after February 28, 2006, and the number of stock-equivalent units displayed in Column C.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer, and persons who beneficially own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, chief accounting officer and beneficial owners with more than 10% of the Company’s common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of copies of such reports and written representations from the Company’s executive officers, directors and chief accounting officer, the Company believes that its executive officers, directors and chief accounting officer complied with all Section 16(a) filing requirements during 2005.

Shareholder Proposals for 2007 Annual Meeting

If any shareholder wishes to propose a matter for consideration at the Company’s 2007 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to the Company’s Corporate Secretary, 385 Washington Street, St. Paul, Minnesota 55102. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in the Company’s 2007 Annual Meeting Proxy Statement and form of proxy to be mailed in March 2007, a proposal must be received by the Company’s Corporate Secretary on or before November 17, 2006.

The Company’s bylaws require advance notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. Generally, notice to the Company’s Corporate Secretary must be given no less than 60 days prior to the date of the annual meeting, provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made. The bylaws, which have certain other related requirements, are posted on the Company’s website at www.stpaultravelers.com.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. You also may call (800) 542-1061, or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting St. Paul Travelers Shareholders Relations Department, One Tower Square, 6PB, Hartford, Connecticut 06183, (860) 277-0779.

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Bruce A. Backberg
Corporate Secretary

The Company makes available, free of charge on its website, all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to the Company’s website (www.stpaultravelers.com) and click on “SEC Filings” under the “Investors” heading. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary The St. Paul Travelers Companies, Inc. 385 Washington Street St. Paul, MN 55102

ANNEX A

THE ST. PAUL TRAVELERS COMPANIES, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of The St. Paul Travelers Companies, Inc. (the “Company”) and the Audit Committee of the Board (the “Committee”) have approved and adopted the following Charter to define the Committee’s composition, responsibilities and operation.

I.                   PURPOSE

The purpose of the Committee shall be to perform and satisfy the functions and duties described below.

II.              STRUCTURE AND OPERATIONS

Composition and Qualification

The Committee shall comprise three or more directors, each of whom shall be determined by the Board to be “independent” under the rules of the New York Stock Exchange, Inc. and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the rules of the SEC thereunder. No member of the Committee may serve concurrently on the audit committee of more than two other public companies, in addition to that of the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

Each member of the Committee must be financially literate (or must become financially literate within a reasonable period after his or her appointment) and at least one member (which can be the same person designated for purposes of SEC rules as the “audit committee financial expert”) must have accounting or related financial management expertise.

Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairman

Unless a Chairman of the Committee is elected by the full Board, the members of the Committee shall designate a Chairman of the Committee by the majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote on all matters and additionally to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.         MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate, or on notice to all by the Chairman of the Board, the Chief Executive Officer of the Company or any member of the Committee. Any meeting of the Committee may be held telephonically.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, the general counsel of the Company and the independent auditors to discuss any matters that the Committee or each of these persons or groups believes would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in Section IV of this Charter.

All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings, or communicate with, any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons not on the Committee it deems appropriate in order to carry out its responsibilities.

A majority of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

The Committee shall keep regular minutes of its proceedings, and the Corporate Secretary’s office shall maintain the minute books of the Committee.

IV.           DUTIES AND POWERS

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities hereunder. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions, or as requested by the Board. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee.

The Committee, in discharging its oversight role, may apply reasonable materiality standards to all of its activities and is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention. The Committee shall also have the authority to obtain from the Company all ordinary administrative expenses necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company’s internal audit department, the Board, any employee of the Company and independent auditors as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board. The Company’s independent auditors and internal auditors shall have unrestricted access at any time to members of the Committee.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements and is not responsible for the information in the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors.

The principal functions of the Committee are set forth below.

Documents/Reports Review

1.                Review with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented (“SAS No. 61”).

2.                Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

3.                Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q concerning (a) any significant deficiencies in the design or operation of internal controls over financial reporting or material weakness therein and (b) any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

4.                Review and discuss the Company’s appointed actuary’s annual certification of the Company’s loss and loss adjustment expense reserves.

5.                Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Company’s bylaws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Auditors

6.                Bear direct responsibility for appointing, compensating, retaining and terminating the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

7.                Inform the Company’s independent auditors that such auditing firm shall report directly to the Committee.

8.                Oversee the work of the Company’s independent auditors, including:

(i)             the resolution of any disagreement between management and the auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; and

(ii)         reviewing the independent auditor’s audit plans and staffing for the audit, and at the completion of its annual examination, review (a) any significant changes required in the originally planned audit program and (b) its evaluation of the financial and internal controls of the Company; and

(iii)     securing assurance from the independent auditor that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended.

9.                Approve in advance any audit or non-audit services between the Company and the independent auditors, other than “prohibited non-audit services”. The Committee may delegate to one or more of its members the authority to approve in advance all audit or non-audit services to be provided by the independent auditors so long as each pre-approval decision is presented to the full Committee at its next meeting.

The following services constitute “prohibited non-audit services” with respect to the Company and its affiliates, provided that the services described in clauses (i)-(v) shall not constitute prohibited non-audit services if it is reasonable to conclude that the results thereof will not be subject to auditing procedures during an audit:

(i)                bookkeeping or other services related to accounting records or financial statements;

(ii)            financial information systems design and implementation;

(iii)        appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;

(iv)          actuarial services;

(v)              internal audit outsourcing services;

(vi)          management functions or human resources;

(vii)      broker or dealer, investment adviser or investment banking services;

(viii)  legal services and expert services unrelated to the audit;

(ix)          personal tax preparation services or advice for the Company’s executive officers; and

(x)              any other service that the SEC, Public Company Accounting Oversight Board or the New York Stock Exchange prohibits through regulation or listing requirements.

The Committee must pre-approve audit and non-audit services, subject to Section 202 of the Sarbanes-Oxley Act of 2002 and related regulations, either:

(i)             prior to the engagement; or

(ii)         pursuant to pre-approval policies and procedures adopted by the Committee, provided that

a.                  the policies and procedures are detailed as to the particular service,

b.                 the Committee is informed on a timely basis of the rendering of each service,

c.                  such policies and procedures do not include delegation of the Committee’s authority to management, and

d.                 such policies and procedures are disclosed as required by the rules of the SEC.

10.         Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(i)             Obtain and review a report by the Company’s independent auditors describing: (a) the auditing firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Company, in order to assess the auditor’s independence;

(ii)         Ensure the timely rotation of “lead partners”, “concurring or reviewing partners” and other “audit partners”, in each case at least to the extent required by the rules promulgated by the SEC;

(iii)     Confirm with the independent auditors that the “audit partners” do not earn or receive any compensation based on selling engagements to the Company or its affiliates to provide any services, other than audit, review or attest services, to the extent such compensation would compromise the independence of the auditors under the rules promulgated by the SEC; and

(iv)       Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

11.         In consultation with the independent auditors, management and the internal auditors, review the integrity of the Company’s financial reporting processes. In that connection, the Committee must, prior to the filing by the Company of its annual report and at such other times that the Committee deems appropriate, obtain and discuss with management and the independent auditors reports from management, the internal auditors and the independent auditors regarding:

(i)             all critical accounting policies and practices to be used by the Company;

(ii)         analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues, disagreements with management, if any, and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)     major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(iv)       major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies;

(v)           the expenses of and perquisites paid to, and the conflicts of interest, if any, of the members of the Company’s senior management; and

(vi)       any other material written communications between the independent auditors and the Company’s management.

12.         Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13.         Review with the independent auditors (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit engagement team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

Internal Audit Matters

14.      Review and discuss with the head of internal audit, and with the independent auditors, the responsibilities, budget and staffing of the Company’s internal audit function.

15.         Review and evaluate the adequacy of the work performed by internal audit and by the head of the Company’s internal audit function, which shall include (i) a review of the internal audit plans, budget and staffing, (ii) an evaluation of the effectiveness of the Company’s internal control design and performance in carrying out assigned control responsibilities, and (iii) the approval, in advance, of any termination or replacement of the Company’s head of internal audit.

Legal Compliance / General

16.         Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

17.         Discuss with management and the independent auditors the Company’s guidelines and policies that govern the processes by which risk assessment and risk management are handled. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

18.         Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies must prohibit the hiring of members of the Company’s “audit engagement team” in a position at the Company which would cause the independent auditors to no longer qualify as independent under the rules promulgated by the SEC.

19.         Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

20.         Prepare all audit committee reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

21.         Report regularly to the full Board, including:

(i)             with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function;

(ii)         with respect to all meetings of the Committee and the business conducted at such meetings; and

(iii)     with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

V.                ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

VI.           OTHER MATTERS

The Committee will provide oversight regarding management’s and the Company’s compliance with the Foreign Corrupt Practices Act and with the Company’s Code of Business Conduct and Ethics.

ANNEX B

GOVERNANCE GUIDELINES

I.   Introduction

The Board of Directors (the “Board”) of The St. Paul Travelers Companies, Inc. (the “Company”), acting on the recommendation of its Governance Committee, has developed and adopted a set of governance guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions.

II.   Board Composition

The composition of the Board should balance the following goals:

•       The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully.

•       The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

•       A majority of the Board shall consist of directors who the Board has determined have no material relationship with the Company and who are otherwise “independent” under the rules of the New York Stock Exchange.

III.   Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Company’s Chief Executive Officer (“CEO”) in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.

IV.   Selection of Directors

Nominations.   The Board is responsible for selecting the nominees for election to the Company’s Board of Directors. The Company’s Governance Committee is responsible for recommending to the Board a slate of directors or one or more nominees to fill vacancies occurring between annual meetings of stockholders.

Criteria.   The Board should, based on the recommendation of the Governance Committee, select new nominees for the position of director considering the following criteria:

•       Personal qualities and characteristics, accomplishments and reputation in the business community;

•       Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•       Ability and willingness to commit adequate time to Board and committee matters;

•       The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•       Diversity of viewpoints, background, experience and other demographics.

Invitation.   The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Company, together with the Co-Chairs of the Governance Committee.

Orientation and Continuing Education.   Management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional educational sessions for directors on matters relevant to the Company, its business plan and risk profile.

V.   Election Term

Each director is elected to serve until the next annual meeting of shareholders.

VI.   Age Limit

Generally, no person will be nominated to serve as a director if that person is 72 years of age or older.

VII.   Board Meetings

The Board currently plans at least six meetings each year, with further meetings to occur (or action to be taken by unanimous consent) at the discretion of the Board. During most of those meetings, most committees will meet, as well as the full Board.

The agenda for each Board meeting will be prepared by the office of the Corporate Secretary. Management will seek to provide to all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the directors to make an informed judgment.

VIII.   Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in executive session at most Board meetings, with no members of management present. The Co-Chairs of the Governance Committee will preside at the executive sessions. Independent directors will meet in a private session that excludes management and affiliated directors at least once a year.

IX.   The Committees of the Board

The Company shall have at least the committees required by the rules of the New York Stock Exchange, Inc. Currently, these are the Audit Committee, the Compensation Committee and Governance Committee. Each of these committees must have a written charter satisfying the rules of the New York Stock Exchange.

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

Each of the Compensation Committee, the Governance Committee and the Audit Committee shall be composed of at least three directors who the Board has determined meet the “independence” and other requirements for such committee membership established by the New York Stock Exchange and the Securities and Exchange Commission.

In addition to those committees, the Company also has a Risk Committee, an Investment and Capital Markets Committee, and an Executive Committee.

A director may serve on more than one committee for which he or she qualifies.

X.   Management Succession

At least annually, the Board shall review a succession plan, developed by management and reviewed by the Governance Committee. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Chairman and CEO.

XI.   Executive Compensation

1.   Evaluating and Approving Salary for the Chairman and CEO.   The Board, acting through the Compensation Committee, evaluates the performance of the Chairman and CEO and the Company against goals and objectives, and approves the compensation level of the Chairman and CEO.

2.   Evaluating and Approving the Compensation of Management.   The Board, acting through the Compensation Committee, also evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XII.   Board Compensation

The Board, acting through the Governance Committee, should conduct a review at least once every two years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

XIII.   Expectations of Directors

The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with Minnesota and other applicable laws and regulations. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

1.   Commitment and Attendance.   All independent and management directors are expected to make every effort to attend all meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or video conference, only when necessary, to mitigate conflicts.

2.   Participation in Meetings.   Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

3.   Loyalty and Ethics.   In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director.

The Company has adopted a Code of Business Conduct and Ethics (the “Code”), including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with the Company’s legal counsel in the event of any issues.

4.   Other Directorships.   The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Other directorships and commitments should not interfere with a director’s obligations to the Board. Directors should advise the Co-Chairs of the Governance Committee and the Chairman and CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

5.   Contact with Management.   All directors are invited to contact the Chairman and CEO at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chairman and CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

6   Contact with Other Constituencies.   It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

7.   Confidentiality.   The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

XIV.   Director Independence

The Board must determine, based on all of the relevant facts and circumstances, whether each director satisfies the criteria for independence, which include that a director must not have a material relationship with the Company, either directly, or indirectly as a partner, shareholder or officer of another organization, that has a relationship with the Company. The Board has established the following guidelines to assist it in making independence determinations:

1.   A director will not be independent if currently, or within the preceding three years: (i) the director is or was employed by the Company or any of its subsidiaries; (ii) an immediate family member (as defined in NYSE rules) of the director is or was employed by the Company or any of its subsidiaries as an executive officer; (iii) the director is or was employed by or affiliated with the Company’s present or former internal auditor or independent registered public accounting firm; (iv) an immediate family member of the director is or was employed in a professional capacity by, or affiliated with, the Company’s present or former internal auditor or independent registered public accounting firm; (v) the director is or was part of an interlocking directorate in which an executive officer of the Company serves or served on the compensation committee of another company that concurrently employs or employed such a director or an immediate family member of the director, as an executive officer; or (vi) the director or his or her immediate family member receives or received from the Company any compensation, fees or benefits in an amount greater than $100,000 during any twelve-month period, other than (a) pursuant to standard compensation arrangements applicable to non-employee directors generally; or (b) compensation paid to an immediate family member of a director who is a non-executive employee of the Company.

2.   The following commercial relationships will be considered to be material relationships that would impair a director’s independence until three years after such relationships cease: a director is a current employee, or the director’s immediate family member is a current executive officer, of a company that does business with the Company and the payments to, or payments from, the Company are, in any single fiscal year, more than the greater of $1 million or 2% of the consolidated gross revenues of the other company, in each case measured by the last completed fiscal year of the other company. Any such commercial relationship involving payments of less than the greater of such amounts will be considered to be a relationship that does not impair independence.

3.   The following charitable relationships will be considered to be material relationships that would impair a director’s independence until three years after such relationships cease: a director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceed 5% of that organization’s total annual operating expenses (the Company’s matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose). Any such charitable relationship not involving contributions exceeding the 5% test described above will be considered to be a relationship that does not impair independence.

4.   The Board shall disclose the foregoing independence standards and may make a general disclosure for each director who meets these standards. Any determination of independence for a director who does not meet these standards must be specifically explained in the Company’s next proxy statement.

XV.   Evaluating Board Performance

The Board, acting through the Governance Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Governance Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Governance Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.

XVI.   Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

XVII.   Director Stock Ownership Target

The Board has established a target for ownership of the Company’s common stock for each non-management director at a value of four times the director’s annual retainer (currently $50,000 per year). Each new director will be asked to meet or exceed that $200,000 target within four years of his or her initial election to the Board.

ADMISSION TICKET

2006 Annual Meeting of Shareholders
May 3, 2006 at 10:30 a.m. (Central Daylight Time) at
THE ST. PAUL TRAVELERS COMPANIES, INC.
385 Washington Street, St. Paul, Minnesota 55102

You must present this admission ticket and a photo I.D. in order to be admitted to the Annual Meeting. Admission also will depend upon available seating. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trustee, bank or other nominee, you must bring a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares to be voted. Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except as may be employed by St. Paul Travelers to provide a record of the proceedings. The business of the meeting is set forth in the Notice of Annual Meeting of Shareholders. Whether or not you plan to attend the meeting, please sign, date and return the proxy card in the envelope provided, or vote by telephone or internet. If you are a record holder and wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the Annual Meeting. Time has been reserved at the end of the meeting for shareholder statements or questions with respect to Company matters. If you wish to speak at the meeting, please go to the nearest microphone, state your name and confirm that you are a shareholder before proceeding. Please direct all questions to the Chairman. Questions and statements from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible to speak. Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or company representative, and St. Paul Travelers will respond to you promptly after the meeting. The Chairman is authorized, in his sole discretion, to conduct the meeting and rule on any questions or procedural issues that may arise.

THE ST. PAUL TRAVELERS COMPANIES, INC. Proxy Solicited on Behalf of the Board of Directors of The St. Paul Travelers Companies, Inc. for the Annual Meeting of Shareholders, May 3, 2006

The undersigned hereby constitutes and appoints Jay S. Fishman, Kenneth F. Spence, III and Bruce A. Backberg, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of The St. Paul Travelers Companies, Inc. to be held at our corporate headquarters, 385 Washington Street, St. Paul, Minnesota, on May 3, 2006 at 10:30 a.m. (Central Daylight Time) and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of stock of The St. Paul Travelers Companies, Inc. as the undersigned would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the election of the director nominees and FOR Proposal 2; it will be voted AGAINST Proposals 3 and 4; and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

385 WASHINGTON STREET ST. PAUL, MN 55102-1396

YOU HAVE THREE WAYS TO VOTE:

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions electronically. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, date and return your proxy card in the postage-paid envelope we have provided or return it to The St. Paul Travelers Companies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 2, 2006.

If you are a current or former employee voting shares held under an employee benefit or compensation plan, however, you must vote those plan shares by 11:59 P.M. Eastern Daylight Time on April 28, 2006. Please consult the separate voting instructions provided for persons holding shares through a Company employee or benefit plan.

IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The St. Paul Travelers Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STPAL1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE ST. PAUL TRAVELERS COMPANIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.						For	Withhold	For All

To withhold authority to vote for any individual
						All	All	Except	nominee, mark “For All Except” and write the
1.	Proposal to elect eleven directors to a one-year term.								nominee’s number on the line below.
	Nominees:	01)	John H. Dasburg	07)	Thomas R. Hodgson
		02)	Leslie B. Disharoon	08)	Robert I. Lipp	☐	☐	☐
		03)	Janet M. Dolan	09)	Blythe J. McGarvie
		04)	Kenneth M. Duberstein	10)	Glen D. Nelson, MD
		05)	Jay S. Fishman	11)	Laurie J. Thomsen
		06)	Lawrence G. Graev							For	Against	Abstain

2.	Proposal to ratify the selection of KPMG LLP as St. Paul Travelers’ independent registered public accounting firm for 2006.									☐	☐	☐

3.	Shareholder proposal relating to the vote required to elect directors.									☐	☐	☐

4.	Shareholder proposal relating to political contributions.									☐	☐	☐

IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

NOTE: Please sign exactly as the name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other business entity, please give full title as such.

For comments please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date